UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ARCH CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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501 MERRITT 7, NORWALK, CONNECTICUT 06851

March 16, 2009

Dear Fellow Shareholder:

You are cordially invited to attend our 2009 Annual Meeting of Shareholders at 10:15 a.m., local time, on Thursday, April 30th. The meeting will be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut.

You will find information about the meeting in the enclosed Notice and Proxy Statement.

Please be advised that we have not planned a communications segment or any multimedia presentations for the 2009 Annual Meeting.

Whether or not you plan to attend and regardless of how many shares you own, please vote your shares by using the telephone or the Internet or by signing and dating the enclosed proxy card and mailing the lower half of it in the enclosed envelope as soon as possible. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card.

Sincerely,

MICHAEL E. CAMPBELL
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

You are urged to vote by telephone, via the Internet or
by signing, dating and promptly mailing your proxy
card in the enclosed envelope.

ARCH CHEMICALS, INC.

Notice of Annual Meeting of Shareholders

Norwalk, Connecticut

March 16, 2009

The Annual Meeting of Shareholders of Arch Chemicals, Inc. will be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 30, 2009, at 10:15 a.m., local time, to consider and act upon the following:

(1) Election of the three nominees named in the attached Proxy Statement as directors.

(2) Approval of the Arch Chemicals, Inc. 2009 Long Term Incentive Plan.

(3) Ratification of the appointment of the independent registered public accounting firm for 2009.

(4) Such other business as may properly come before the meeting or any adjournment.

The Board of Directors has fixed March 5, 2009 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 5, 2009 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most shareholders have three options for submitting their vote: via the Internet, by phone or by mail. For further details, see “How Do I Vote?”

By order of the Board of Directors,

SARAH A. O’CONNOR
Secretary

ARCH CHEMICALS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held April 30, 2009

Who is Arch Chemicals?

Arch Chemicals, Inc. (“Arch”, the “Company” or “We”) is a global biocides company providing chemistry-based and related solutions to selectively destroy and control the growth of harmful microbes. Our focus is in water treatment, hair and skin care products, treated wood, preservation and protection applications such as for paints and building products, and health and hygiene applications. Arch is traded on the New York Stock Exchange (“NYSE”) under the symbol “ARJ.” The mailing address of our principal executive office is 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204.

When and where will the Annual Meeting be held?

Our Annual Meeting of Shareholders (“Annual Meeting”) will be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 30, 2009, at 10:15 a.m., local time.

Who is asking for my vote and why are you sending me this document?

Our Board of Directors (the “Board”) asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders. The votes will be formally counted at the Annual Meeting on Thursday, April 30, 2009, or if the Annual Meeting is adjourned or postponed, at any later meeting.

We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Shares represented by duly executed proxies in the accompanying form received by us prior to the meeting will be voted at the meeting. We are mailing this Proxy Statement and the related proxy card to shareholders beginning on or about March 16, 2009.

What am I being asked to vote on?

(1)  Election of the three nominees named in this Proxy Statement as directors.

(2)  Approval of the Arch Chemicals, Inc. 2009 Long Term Incentive Plan.

(3)  Ratification of the appointment of the independent registered public accounting firm for 2009.

(4)  Such other business as may properly come before the meeting or any adjournment.

How does the Board recommend I vote on the proposals?

The Board recommends a vote FOR each of the nominees for director identified in “Item 1—Election of Directors”, FOR “Item 2—Approval of the Arch Chemicals, Inc. 2009 Long Term Incentive Plan” and FOR Item 3—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Who is eligible to vote?

All shareholders of record at the close of business on March 5, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many shares can vote?

At the close of business on the Record Date, there were outstanding 25,040,860 shares of our common stock, par value $1 per share (the “Common Stock”). The presence in person or by proxy of the holders of a majority of such shares constitutes a quorum, which is required to conduct business at the Annual Meeting. Abstentions, withheld votes and shares that are voted on any matter are included in determining the number of shares present. Each shareholder on the Record Date is entitled to one vote for each full share owned by such shareholder on each of the matters voted on at the Annual Meeting. Of those shares of Common Stock outstanding, approximately 1,072,463 shares (or approximately 4.3%) were held in the Arch Common Stock Fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan (“CEOP”), all of which are held by JPMorgan Chase Bank as the trustee of the CEOP (“CEOP Trustee”).

How do I vote?

You may vote in person at the Annual Meeting or by returning your completed proxy card in the enclosed postage-paid envelope. In addition, shareholders of record and participants in the CEOP also have a choice of voting over the Internet or by using a U.S. toll-free telephone number. Please refer to the proxy card for further information on how to vote electronically. However, please note that Internet and telephone voting facilities for shares held of record will close at 5:00 p.m., U.S. Eastern Time, on April 29, 2009 and for shares held through the CEOP will close at 9:00 a.m., U.S. Eastern Time, on April 29, 2009. If you do vote by telephone or the Internet, it is not necessary to return your proxy card. Please note that participants in the CEOP who do not vote by telephone or Internet must return their proxy card in the accompanying envelope so that it is received no later than Noon, U.S. Eastern Time, on April 28, 2009 for their voting instructions to be followed.

Please be aware that if you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. Neither we nor our stock transfer agent will charge you for voting your shares via the Internet.

The Internet and telephone voting procedures are set forth on the proxy card.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. However, please note that if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP participants must vote through the CEOP Trustee. Shares held in the CEOP may not be voted in person at the Annual Meeting.

Where can I get your proxy materials on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2009.

The Proxy Statement and Annual Report to Shareholders are available at

http://www.archchemicals.com/proxy.

To what shares does the proxy card apply?

The proxy card supplied by the Company will apply to the number of shares of Common Stock that you hold of record and, if you are a participant in the CEOP, the number of shares held for your account under the CEOP. CEOP participants will not receive a separate voting instruction card. If you do not execute and return this proxy card or vote electronically or telephonically, your shares held of record will not be voted and your shares held in the CEOP will be voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants.

Am I a shareholder of record?

If your shares are represented by a stock certificate registered in your name or if our stock transfer agent (The Bank of New York) is holding your shares in a “book entry” account under your name, you are a shareholder of record with respect to those shares so held. If your shares are otherwise owned directly by a bank, broker, or other holder of record, you are not a shareholder of record with respect to the shares so held by such bank, broker or other holder of record.

If I return the proxy card or vote electronically or telephonically, how will my shares be voted?

Where a shareholder of record or CEOP participant timely directs in the proxy (including an electronic or telephonic vote) a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, returned proxies of shareholders of record and CEOP participants will have their registered shares and shares held in the CEOP voted FOR the election of the director nominees as set forth below, FOR “Item 2—Approval of the Arch Chemicals, Inc. 2009 Long Term Incentive Plan” and FOR “Item 3—Ratification of Appointment of Independent Registered Public Accounting Firm.”

As of the date hereof, we do not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

If I do not return the enclosed proxy card and do not vote electronically or telephonically, how will the shares I own of record and through the CEOP be voted?

If you do not vote by returning the enclosed proxy card, do not vote electronically or telephonically and do not vote at the meeting in person or by other proxy, your shares held of record by you will not be voted at the Annual Meeting. CEOP participants who do not return the proxy card (or vote electronically or telephonically) in a timely manner will have their shares of Common Stock held in the CEOP voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants.

What if I own shares of the Company through a bank, broker or other holder of record?

If you hold Common Stock through a bank, broker or other holder of record, you will most likely receive voting instructions from such bank, broker or other holder. In any case, please follow those instructions to ensure that your shares are voted and represented at the meeting.

If your shares are owned directly in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP participants must vote the shares held in the CEOP through the CEOP Trustee.

If I do not return my voting instructions, will the shares I own in street name through a broker be voted?

If you hold Common Stock in street name through a broker or its nominee, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm are considered routine matters for which brokerage firms may vote unvoted shares. The approval of the 2009 Long Term Incentive Plan (the “2009 Plan”) is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

How are the shares held in the BuyDIRECTSM Investment Program voted?

The Bank of New York (“BNY”) is the Company’s registrar and stock transfer agent. For our holders of Common Stock who participate in the BuyDIRECTSM program offered by BNY, BNY will vote any shares of

Common Stock that it holds for the participant’s account in accordance with the participant’s electronic or telephonic vote or with the proxy returned by the participant covering his or her shares of record. If a BuyDIRECTSM participant does not send in a proxy for shares held of record or otherwise vote electronically or telephonically, BNY will not vote the shares of such participant held in such program.

Can I change my vote after I have returned my proxy card or voted over the telephone or via the Internet?

Yes. Any person who has returned a paper proxy or voted electronically or telephonically has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by voting again via the Internet or by telephone, by giving notice in writing to the Company’s Corporate Secretary or by voting in person at the meeting. Please note however that telephone and Internet voting ends for shares held of record at 5:00 p.m., U.S. Eastern Time, on April 29, 2009 and for shares held through the CEOP at 9:00 a.m., U.S. Eastern Time, on April 29, 2009. Please note that participants in the CEOP who do not vote by telephone or Internet must return their proxy card in the accompanying envelope so that BNY receives it no later than Noon, U.S. Eastern Time, on April 28, 2009 if their voting instructions are to be followed. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record to be able to vote in person at the meeting.

What does it mean if I get more than one proxy or voting instruction card?

You will receive one proxy card for each way in which your shares are registered. If you receive more than one proxy card it is because your shares are registered in different names or with different addresses or are held in different accounts. Please sign and return each proxy card that you receive to ensure that all your shares are voted. To enable us to provide better shareholder service, we encourage shareholders to have all their shares registered in the same name with the same address. You should contact BNY at (866) 857-2223 (U.S. toll free) for instructions on how to change the way your shares are held if you receive more than one mailing.

BuyDIRECTSM is a service mark of BNY.

CERTAIN BENEFICIAL OWNERS

Except as indicated below, the Company knows of no person who was the beneficial owner of more than five percent of Common Stock as of December 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1) 100 East Pratt Street Baltimore, MD 21202	3,056,540	12.3

Michael W. Cook Asset Management, Inc.(2) d/b/a SouthernSun Asset Management 6000 Poplar Avenue, Suite 220 Memphis, TN 38119	1,905,637	7.7

Lord, Abbett & Co. LLC(3) 90 Hudson Street Jersey City, NJ 07302	1,749,196	7.0

Barclays Global Investors, NA(4) 400 Howard Street San Francisco, CA 94105	1,673,502	6.7

Keeley Asset Management Corp.(5) 401 South LaSalle Street Chicago, IL 60605	1,625,890	6.5

AXA Assurances I.A.R.D. Mutuelle(6) AXA Assurances Vie Mutuelle 26, rue Drouot 75009 Paris, France	1,459,663	5.9

Snyder Capital Management, L.P.(7) Snyder Capital Management, Inc. One Market Plaza Steuart Tower, Suite 1200 San Francisco, CA 94105	1,450,899	5.8

(1)	T. Rowe Price Associates, Inc. (“Price Associates”), a registered investment advisor, has advised the Company in an amended Schedule 13G filing that the shares are owned by various individual and institutional investors for whom Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the shares. Price Associates has sole voting power with respect to 829,450 of such shares and has sole dispositive power with respect to all the shares. Price Associates expressly disclaims that it is, in fact, the beneficial owner of the shares.
(2)	Michael W. Cook Asset Management d/b/a/ SouthernSun Asset Management, a registered investment advisor, has advised the Company in a Schedule 13G filing that it has sole voting power with respect to 1,730,552 of the shares and sole dispositive power with respect to all the shares.
(3)	Lord, Abbett & Co. LLC, an investment advisor, has advised the Company in a Schedule 13G filing that the shares are held on behalf of investment advisory clients and that it has sole voting power with respect to 1,547,015 of the shares and sole dispositive power with respect to all the shares.
(4)

Barclays Global Investors, NA, a bank, has advised the Company in a Schedule 13G filing that (i) it beneficially owns 526,586 shares and has sole voting power with respect to 430,998 shares and sole dispositive power with respect to 526,586 shares, (ii) Barclays Global Fund Advisors, an investment advisor, beneficially owns 1,075,953 shares and has sole voting power with respect to 792,662 shares and sole dispositive power for 1,075,953 shares and (iii) Barclays Global Investors, Ltd., a bank, has beneficial ownership of 70,963 shares and has sole voting power with respect to 54,987 shares and sole dispositive power with respect to 70,963 shares.

(5)	Keeley Asset Management Corp. (“Keeley”), an investment advisor, along with Keeley Small Cap Value Fund (“Keeley Fund”), an investment company, has advised the Company in a Schedule 13G filing that Keeley beneficially owns 1,625,890 shares (1,340,000 of which it shares beneficial ownership with the Keeley Fund) and has sole power to vote 1,625,280 of the shares and sole power to dispose of all the shares. The Keeley Fund has no voting or dispositive power with respect to the shares.
(6)	AXA Assurances I.A.R.D. Mutuelle, a parent holding company, has advised the Company in a Schedule 13G filing that it beneficially owns the shares through affiliated entities, including AXA Rosenberg Investment Management LLC (“AXA Rosenberg”) and AllianceBernstein L.P. (“Alliance”). It states AXA Rosenberg has the sole power to vote 209,675 of the shares and sole power to dispose of 399,399 of the shares and Alliance has sole power to vote 942,015 of the shares and sole power to dispose of 1,060,264 of the shares.
(7)	Snyder Capital Management, L.P. (“SCMLP”), a registered investment advisor, and Snyder Capital Management, Inc., the general partner of SCMLP, each has advised the Company in an amended Schedule 13G filing that it has shared voting power with respect to 1,290,699 of the shares and shared dispositive power with respect to all of the shares.

ITEM 1—ELECTION OF DIRECTORS

Who are the persons nominated by the Board in this election to serve as directors?

The Board is divided into three classes with the term of office of each class being three years, ending in different years. The three directors whose biographies appear below have been nominated by the Board for election as Class I Directors to serve until the 2012 Annual Meeting of Shareholders and until their respective successors have been elected. No other nominees are eligible for consideration at the Annual Meeting under the Company’s Bylaws. At the 2010 Annual Meeting of Shareholders, Mr. Sanders will reach the mandatory retirement age of 70 for Directors and will retire unless the Board acts otherwise.

CLASS I

NOMINEES FOR A THREE YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING

WILLIAM H. POWELL, 63, is a private management consultant conducting business as Crinum Enterprises, LLC. He retired July 1, 2006 as Chairman and Chief Executive Officer of National Starch and Chemical Company and as an Executive Vice President of ICI Plc. He held such positions from 1999 until July 2006. Beginning in 1982, he had been appointed Corporate Vice President, followed by Group Vice President and Executive Vice President of National Starch. Prior to these positions, he held various general management, production and planning positions. He is a director of Granite Construction Incorporated and PolyOne Corporation. Director since 2007.

DANIEL S. SANDERS, 69, retired in 2004 as President of ExxonMobil Chemical Company, a subsidiary of Exxon Mobil Corporation which is a publicly held major manufacturer and marketer of basic petrochemicals and specialty products. He held such position since December 1999 when Exxon Corporation and Mobil Corporation merged. In January 1999, he had been appointed President of Exxon Chemical Company and previously served as its Executive Vice President. Prior to those positions, he held various positions over a 43-year period with Exxon Corporation and its subsidiaries. Mr. Sanders is past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry, American Section. He is a director of Milliken & Company, Celanese Corporation, Nalco Holding Company and Pacolet Milliken Enterprises. He also serves on the Advisory Board of Furman University. Director since 2004.

JANICE J. TEAL, Ph.D., 56, is Group Vice President and Chief Scientific Officer of Avon Products, a direct seller of beauty and related products, and has held such position since January 1999. From 1995 to 1998, Dr. Teal served as Vice President of Avon Skin Care Laboratories. In 1982, Dr. Teal joined Avon and has since then held management positions in toxicology, product and package safety and package development. Prior to joining Avon, Dr. Teal was a Post-Doctoral Fellow at the New York University Medical Center Institute of Environmental Medicine and holds a Ph.D. and M.S. degrees in Pharmacology from Emory University Medical School, and a Pharmacy Degree from Mercer University. Dr. Teal serves on the Board of Rockland County Economic Development Corporation (REDC), and Rockland County SCORE—Counselors to America’s Small Business. She is also a trustee of Dominican College. Dr. Teal has held memberships in a variety of related professional associations including the Executive Committee of the Society of Chemical Industry, the Scientific Advisory Board of The Personal Care Products Council and their Animal Welfare Committee, Cosmetic Executive Women, and the Society of Cosmetic Chemists. Director since 2003.

Who are the other remaining directors and when are their terms scheduled to end?

CLASS II

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2010 ANNUAL MEETING

RICHARD E. CAVANAGH, 62, is the former President and Chief Executive Officer and a Trustee of The Conference Board, Inc., a leading research and business membership organization. He served in that position since November 1995 through May 2007. Previously, he was Executive Dean of the John F. Kennedy School of Government at Harvard University for eight years, where he now teaches management courses. Prior to Harvard, he spent 17 years with McKinsey & Company, Inc., the international management consulting firm, where he led the firm’s public issues consulting practice. Mr. Cavanagh is a director and non-executive chairman of the BlackRock Mutual Funds (101 closed-end funds), Aircraft Finance Trust, and The Educational Testing Service where he served as chairman until 2008, and the Guardian Life Insurance Company; and a director and senior advisor of The Fremont Group. He holds a BA degree from Wesleyan University and an MBA degree from the Harvard Business School. Director since 1999.

DOUGLAS J. WETMORE, 51, is a former Senior Vice President, Chief Financial Officer and Treasurer of International Flavors and Fragrances Inc., a leading creator and manufacturer of flavors and fragrances used in a variety of consumer products. He served as such officer with IFF from 1998 until July 2008. He holds a BA degree from the University of Notre Dame and is a certified public accountant. Director since 2006.

CLASS III

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2011 ANNUAL MEETING

MICHAEL E. CAMPBELL, 61, is Chairman of the Board, President and Chief Executive Officer of the Company. Previously, he was Executive Vice President of Olin Corporation (“Olin”) and had global management responsibility for all of Olin’s businesses. Mr. Campbell is a graduate of the University of New Hampshire and received a J.D. degree from George Washington University. He is a director of MeadWestvaco Corporation and Milliken & Company. Mr. Campbell serves as Chairman of the Board of Directors of the National Association of Manufacturers. He is a member of the Advisory Committee for Trade Policy and Negotiations which provides overall trade policy advice to the Office of the U.S. Trade Representative. He is a former Chairman of the Board of Directors of the American Chemistry Council, and currently serves on their board. He is also an officer and a member of the Society of Chemical Industry’s Executive Committee. Director since 1999.

DAVID LILLEY, 62, is a retired Chairman, President and Chief Executive Officer of Cytec Industries Inc. He served as Chairman from January 1999 through 2008 and as President and Chief Executive Officer from May 1998 through 2008, having previously served as President and Chief Operating Officer from January 1997. From 1994 until January 1997, he was a vice president of American Home Products Corporation. Prior to that he was a vice president and a member of the Executive Committee of American Cyanamid Company. He is a Director of Rockwell Collins, Inc. and Public Service Enterprise Group Incorporated. Director since 2007.

How will the returned proxies be voted for directors?

If the proxy card is returned and marked with a direction on how to vote with respect to directors or if a person directs a vote electronically or telephonically as provided on the proxy card, that direction will be followed. If an individual returns a proxy card without a direction on how to vote marked thereon, such individual’s shares of record and shares held in the CEOP, if any, will be voted FOR the election of Messrs. Powell and Sanders and Ms. Teal. The nominees are directors at the present time. It is not expected that any nominee will be unable to serve as a director, but if the nominee is unable to accept election, it is intended that shares represented by proxies in the accompanying form or voted electronically or telephonically will be voted FOR the election of a substitute nominee selected by the Board, unless the number of directors is reduced.

What vote is required to elect the directors?

The election of the nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. However, the Board has established a majority voting policy. This policy requires that any director who receives a greater “WITHHELD” vote than votes “FOR” in an uncontested election shall promptly submit an offer to resign from the Board of Directors to the Board’s Chairman. The Corporate Governance Committee will consider the resignation and make a recommendation to the Board which will either accept or reject the resignation. The Board will disclose that decision in a Securities and Exchange Commission (“SEC”) filing. Votes withheld and shares held in street name (“Broker Shares”) that are voted on any matter but are not voted in the election of directors will not be included in determining the number of votes cast and will not affect the outcome of the vote on the proposal.

The Board of Directors recommends a vote FOR all of the nominees for directors as identified above.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

What was director attendance at meetings?

During 2008, the Board held five meetings. The attendance by incumbent directors at meetings of the Board and committees of the Board on which they served was 100%. At the end of each Board meeting, the non-Management, independent directors meet in executive session without the Chief Executive Officer (“CEO”), the only Management, non-independent director.

What are the committees of the Board?

The current standing committees of the Board are an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee

•

Scope of Authority. The Audit Committee advises the Board on internal and external audit matters affecting the Company, has direct responsibility for the appointment, compensation, oversight of the work of and replacement of the independent registered public accounting firm, the internal auditor, and the internal audit service provider (including resolution of disagreement between Management and the independent registered public accounting firm regarding financial reporting); reviews with such auditors the scope and results of their examination of the financial statements of the Company; reviews the Company’s financial, regulatory and computer annual audit plans; reviews activities and reports of the Company’s internal auditor and internal audit service provider; discusses with independent auditors matters required to be discussed by Independence Standards Board No. 1 and Statement on Auditing Standards No. 61; prepares the Audit Committee Report that appears in the Company’s Proxy Statement; and reviews the presentation of the Company’s financial results and monitors the adequacy of the

Company’s internal financial controls. This committee also advises the Board on compliance with the Company’s Code of Conduct, on government and other compliance programs, monitors major litigation and pending internal or external special investigations, with a particular interest in the event there are claims that the Company has acted unethically or unlawfully and reviews the Company’s insurance and risk management process. This committee also reviews audits of expenses of the Company’s senior executives and directors. This committee monitors environmental, health, safety and other regulatory audits. This committee also reviews and evaluates the investment and financial performance of the Company’s pension plans, voluntary employee benefit associations (“VEBAs”) and any thrift plan investment funds, reviews and approves investment policies with respect to the pension plans and VEBAs, approves the appointment of pension plan, VEBA and thrift plan trustees, approves the charitable contributions budget and program and those other charitable contributions in excess of the CEO’s authority, annually reviews the activities of the Arch Chemicals Government Participation Fund, and provides advice, and recommends changes, as appropriate, to Management’s programs to maintain and improve community relations. This committee also reviews the effects of regulatory accounting initiatives and off-balance sheet transactions on the financial statements of the Company; reviews any audit problems encountered and Management’s response; reviews internal controls and procedures and any changes implemented in light of material control deficiencies or weaknesses; determines whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K; monitors activities and results of financial and computer system audits; reviews the adequacy of the Company’s accounting and financial records and system for managing business risk and legal compliance programs; reviews proposed or contemplated significant changes to the Company’s accounting principles and practices and, prior to the filing of certain SEC reports, reviews with Management, the internal audit service provider and the independent registered public accounting firm the impact on the financial statements of estimates which potentially affect the quality of the financial reporting; reviews the Company’s quarterly financial statements prior to the filing on Form 10-Q; establishes and monitors procedures for handling complaints received by the Company regarding accounting, auditing or internal accounting control matters and confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; advises the Board on corporate and governmental security matters; reviews this committee’s Charter annually and recommends to the Board any appropriate changes; also this committee without having to seek Board approval determines funding by the Company for payment of independent registered public accounting firm and any advisors retained by this committee.

•	Charter. The Board has adopted a written charter for the Audit Committee.

•

Members. The Audit Committee currently consists of Mr. Lilley, Ms. Teal and Mr. Wetmore (chair). Mr. Lilley has been a member since July 2008, Ms. Teal has been a member since 2003, and Mr. Wetmore has been a member since 2006. The Board has determined that all members of the Audit Committee meet applicable New York Stock Exchange standards for independence and financial literacy and that Mr. Wetmore is the “audit committee financial expert” for purposes of SEC rules. No Audit Committee member is permitted to serve on more than three audit committees of public companies.

•

Meetings; Executive Sessions. During 2008, seven meetings of this committee were held. This Committee meets in executive session separately with Management, the independent registered public accounting firm and the internal auditor and periodically with the internal audit service provider.

Compensation Committee

•

Scope of Authority. The Compensation Committee administers and sets policy, develops and monitors strategies for the programs which compensate the CEO and other executives. It evaluates, establishes and approves the compensation for the CEO and our other officers named in the Summary Compensation Table (the persons named in such table being the “named officers”), including total direct compensation opportunity, and the mix of base salary, annual incentive standard and long term incentive awards. It approves the measures, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans for such persons. This committee also administers the 1999

Long Term Incentive Plan, reviews the Compensation Discussion & Analysis that appears in this Proxy Statement, issues an annual Compensation Committee Report that appears in this Proxy Statement, approves Executive and Change in Control Agreements, approves and adopts new qualified and non-qualified pension plans, adopts amendments thereto, approves terminations of qualified and nonqualified pension plans, administers the Senior Executive Pension Plan, makes recommendations to the Board on any other matters pertaining to the pension, CEOP and other plans which this committee deems appropriate. This committee also advises the Board on the remuneration for members of the Board.

•	Charter. The Board has adopted a written charter for this committee outlining this committee’s duties, responsibilities and procedures.

•

Board Compensation. This committee also advises the Board on the remuneration for members of the Board and reviews and recommends annually to the Board the form and amount of non-employee director compensation to be paid during the fiscal year. The committee uses an outside consultant which this committee retains directly for benchmarking, advice and recommendations regarding director compensation. The CEO reviews the outside consultant’s recommendation regarding director compensation but the final decision remains with this committee and ultimately the Board.

•

Performance Focus. “Pay for performance” is the central tenet in our executive compensation philosophy. Because the emphasis of our executive compensation program is on performance achievement, an important focus of this committee is to establish appropriate performance measures and then review actual performance versus such measures.

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Executive Officer Compensation. This committee approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans for such persons. It also administers the 1999 Long Term Incentive Plan, reviews the Compensation Discussion and Analysis that appears in this Proxy Statement, issues an annual Compensation Committee Report that appears in this Proxy Statement, approves Executive and Change in Control Agreements, approves and adopts new qualified and non-qualified pension plans, adopts amendments thereto, approves terminations of qualified and non-qualified pension plans, administers the Senior Executive Pension Plan, makes recommendations to the Board on any other matters pertaining to the pension, CEOP and other plans which this committee deems appropriate.

The Compensation Committee has delegated to our CEO and our Vice President, Human Resources (i) the ability to determine whether a departing employee (other than an executive officer) shall have his or her employee stock options and awards extended or terminated on cessation of employment and (ii) the authority to grant committee-approved Change in Control (Tier II) agreements to high level employees other than executive officers. The Compensation Committee has also delegated to our CEO (i) the authority to set annually the performance measure and formula for determining the performance match for employee contributions to our qualified and non-qualified 401(k) plans or to provide for no such match and (ii) the authority to enforce or waive the non-competition clause contained in our Long Term Incentive Plan. This committee has also delegated to an administrative pension committee of employees to (i) handle certain administrative matters with respect to our qualified defined benefit pension plan, (ii) to make amendments to comply with union contracts, and (iii) along with the CEO and Vice President of Human Resources, to make plan changes required by certain laws. In addition, this committee has delegated to another committee of employees, along with the CEO and Vice President of Human Resources, authority to amend our 401(k) plan to comply with certain laws. This committee has also authorized the Vice President of Human Resources to amend and adopt our welfare benefit plans applicable to employees generally.

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Outside Compensation Consultant. Pursuant to its charter, this committee has the sole authority to select and retain a compensation consultant for the purpose of assisting it in the evaluation of executive and director compensation. Since fiscal 2007, the Compensation Committee has retained Hay Group as its outside compensation consultant. The outside compensation consultant reports directly to the Committee and provides data and insights to assist the committee in ensuring that our executive compensation programs and director compensation programs are reasonable and consistent with the committee’s compensation objectives, including its “pay for performance” objective. For additional information regarding executive compensation, see the Compensation Discussion and Analysis section of this Proxy Statement and related tables. This committee’s approval (or if not practicable, the committee chair’s approval) is required for all use of Hay Group by the Company (i) to prepare a compensation analysis relating to an executive officer and (ii) if a project involves costs in excess of $20,000. For any project at or under $20,000, no committee approval is required but Management must report such project and its costs to this committee at its next meeting. During 2008, the Company paid Hay Group $149,000 for the services it rendered to the Compensation Committee. In addition, the Company subscribed in a Hay Group worldwide compensation data base and purchased detailed pay studies for three foreign countries from the Hay Group for an amount aggregating $49,700 in 2008.

•

Members. This committee currently consists of Messrs. Cavanagh, Powell and Sanders (chair). Mr. Cavanagh has been a member since 1999. Mr. Powell became a member of the Committee in July 2007. Mr. Sanders has been a member since 2004. The Board has determined that all members of the Compensation Committee met applicable New York Stock Exchange standards for independence.

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Meetings; Management Participation; Executive Sessions. In 2008, five meetings of this committee were held. Certain members of Management are invited to participate in the meetings. Our CEO and Vice President of Human Resources attend the committee meetings regularly and occasionally our CFO also attends. Management’s role is to contribute input and analysis to the committee’s discussions. After a review with the outside compensation consultant prior to the committee’s meeting, the CEO makes compensation recommendations for the other named officers to the committee. Although our CEO makes recommendations, the final determination for executive compensation rests with this committee. This committee meets in Executive Session in which only committee members and the outside compensation consultant participate. The Executive Sessions generally focus on setting our CEO’s compensation and performance goals and reviewing his performance achievement and the terms and conditions associated with compensation the CEO earns. The committee chair informs the Board of its decisions generally and meets with the Board in Executive Session periodically to report on the CEO’s compensation and performance.

Corporate Governance Committee

•

Scope of Authority. The Corporate Governance Committee assists the Board in fulfilling its responsibility to the Company’s shareholders relating to the selection and nomination of directors, makes recommendations to the Board regarding the selection of the CEO, reviews the nominees for other offices of the Company, coordinates the evaluation of the Board and its committees, develops and recommends to the Board corporate governance guidelines, periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board and the Company, recommends to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings and at other appropriate times, recommends individuals to fill any vacancies created on the Board, makes recommendations to the Board regarding the size and composition of the Board, the particular qualifications and experience that might be sought in Board nominees, assesses whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board, seeks out possible candidates for nomination and considers suggestions by shareholders, Management, employees and others for candidates for nomination and renomination as directors, reviews and makes recommendations to the Board regarding the composition, duties and responsibilities of various Board committees from time to time as may be appropriate, reviews and advises the Board on such matters as protection against liability and indemnification, and assesses and reports annually to the Board on the performance of the Board itself as a whole. This committee also reviews and approves the director access policy and procedures for shareholders to recommend individuals for consideration to serve on the Board.

•	Charter. The Board has adopted a written charter for the Corporate Governance Committee.

•

Members. The Corporate Governance Committee currently consists of Messrs. Cavanagh (chair), Lilley, Powell, Sanders and Wetmore and Ms. Teal. All have been members of this committee for at least three years except for Messrs. Lilley and Powell who became members in July 2007 and except Mr. Wetmore who became a member in October 2006. Mr. Cavanagh has been the Chair since 2005. The Board has determined that all members of the Corporate Governance Committee satisfy applicable New York Stock Exchange standards for independence.

•	Meetings; Executive Sessions. During 2008, two meetings of this committee were held. This committee meets in executive sessions without Management periodically as it determines.

Committee Charters

All Board committee charters are available on the Company’s web site at http://www.archchemicals.com in the Investor Relations section, and a paper copy can also be obtained by contacting Investor Relations, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204 or by calling (203) 229-2654.

How were Board nominees selected?

The Board itself is responsible, in fact as well as procedurally, for selecting nominees for membership. The Board delegates the screening process to the Corporate Governance Committee with direct input from the CEO. Such committee is responsible for reviewing with the Board the appropriate experience and skills required of new Board members in the context of the current composition of the Board. The Board historically has utilized the services of a search firm to help identify new candidates for director who meet the qualifications outlined below.

It is the Board’s desire to select individuals for nomination to the Board who are most highly qualified and who, if elected, will have the time, qualifications and dedication to best serve the interests of the Company and its shareholders, taking into account such person’s skills, expertise, breadth of experience, knowledge about the Company’s businesses and industries, qualities and capabilities, as well as the needs and objectives of the Board and the Company. A person’s sex, race, religion, age, sexual orientation or disability are not criterion for service on the Board. In addition, at least two-thirds of the members of the Board must be independent directors. To be “independent” for this purpose, the director must not have any direct or indirect material relationship with the Company as determined by the directors as provided in the Company’s Principles of Corporate Governance which is available on the Company’s website at www.archchemicals.com in the Investor Relations section.

After a review of identified Board candidates and their backgrounds by the Corporate Governance Committee, with the aid of the CEO, the Chair of such committee and the CEO interview potential new Board candidates selected by the Corporate Governance Committee. The results of these interviews are reviewed with all directors before such committee recommends a candidate to the Board for approval.

The current nominees are all incumbent Board members and their nominations were considered by the Corporate Governance Committee and were recommended for election by that committee to the full Board.

The Corporate Governance Committee will consider candidates recommended by shareholders for election as directors at future annual meetings. Recommendations must be in writing and submitted to the Corporate Secretary of the Company by December 1, accompanied by the written consent of the candidate along with the information required for director nominations as set forth in the Company’s Bylaws, including:

•	the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated;

•	the class and number of shares of the Company that are owned by the shareholder and any other person on whose behalf the nomination is being made;

•

a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•	any other information regarding the nominee or shareholder that would be required to be included in a proxy statement relating to the election of directors.

The Corporate Governance Committee did not receive any director nominee recommendations from shareholders during 2008.

Our Bylaws provide procedures and timeframes for shareholders to nominate their own director nominees directly to other shareholders.

Does the Company have a process for interested parties to send communications to the Board?

Yes. Shareholders and interested parties may communicate with the whole Board or any member of the Board by writing to such member c/o Corporate Secretary, Arch Chemicals, Inc., P.O. Box 5204, Norwalk, Connecticut 06856-5204. All such communications are passed on to the addressed Board members except for commercial solicitations.

Does the Company have a policy regarding director attendance at annual meetings of shareholders?

We strongly encourage all Directors to attend the annual meetings of shareholders. All Directors attended the 2008 annual meeting of shareholders.

Has the Board of Directors adopted Principles of Corporate Governance?

Yes. The Company’s Principles of Corporate Governance can be found on the Company’s website by going to the following address: http://www.archchemicals.com in the Investor Relations section under Corporate Governance. A paper copy can also be obtained by contacting Investor Relations, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204 or by calling (203) 229-2654. The definition of director independence can be found in our Principles of Corporate Governance.

What is the categorical independence standard used by the Board to determine whether Board members are independent?

In addition to the independence requirements of the NYSE, the Board has adopted its Principles of Corporate Governance which contain the following definition of independence:

(1)	A Director will not be independent if, within the preceding three years: (i) the Director was employed by the Corporation; (ii) an immediate family member of the Director was employed by the Corporation as an executive officer; (iii) the Director was (but is no longer) a partner in or employed by the Corporation’s external auditor and personally worked on the Company’s audit within that time; (iv) an immediate family member of the Director was (but is no longer) a partner in or employed by the Company’s independent auditor and personally worked on the Company’s audit within that time; (v) an executive officer of the Company was on the board of directors of a company which employed the Company’s Director, or which employed an immediate family member of the Director as an executive officer; or (vi) the Director or an immediate family member of the Director received in any twelve-month period during such three-year period direct compensation from the Company and its consolidated subsidiaries in excess of $100,000 other than director compensation (including committee fees) and pensions or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service).

(2)	A Director will not be independent if: (i) the Director or the immediate family member of the Director is a current partner of the Company’s external auditor firm or internal auditor service provider firm; (ii) the Director is a current employee of either such firm; or (iii) the Director has an immediate family member who is a current employee of either such firm and who participates in either such firm’s audit, assurance or tax compliance (but not tax planning) practice.

(3)	The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if a Director is a current employee of, or has an immediate family member who is a current executive officer of another company that has made payments to, or received payments from the Company, in any of the last three fiscal years that are less than the greater of $1 million or two percent (2%) of the annual revenues of the company he or she is so associated; (ii) if a Director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a Director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than two percent (2%) of that organization’s total annual charitable receipts (excluding for this purpose any and all of the Company’s automatic matching of employee and Director charitable contributions).

The Board will annually review all commercial and charitable relationships of Directors. Whether Directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

A Director who was a past director or executive officer of Olin Corporation shall not be disqualified as an independent Director simply because of such past service unless applicable law or regulations require otherwise.

The Board shall have as members such persons that it considers it needs to perform its functions with respect to background, skill sets, diversity and business experience.

In April 2008, the Board determined that all members of the Board who are not currently officers of the Company (that is, Mr. Campbell, our CEO) were independent within the meaning of the Principles of Corporate Governance and NYSE rules. Relationships between the Company and these independent directors, if any, fall below the percentage thresholds indicated in the definition of independence outlined above. The Board considered purchases or sales of products or services incurred in 2007 in the ordinary course of business as follows: with The Conference Board, from which Mr. Cavanagh retired in 2007, with Cytec Industries, Inc. where during 2007 and 2008 Mr. Lilley was Chairman, President and Chief Executive Officer; with Milliken & Company, Celanese Corporation and Nalco Holding Company where Mr. Sanders is a director, and Avon Products Inc. where Ms. Teal is an officer.

Does the Board have a lead independent director?

In February 2008, the Board amended its Principles of Corporate Governance to expand the role of the lead independent director and to clearly define the duties of such role. The duties of the lead independent director are now: to serve as principal liaison between the Chairman and the independent directors; to participate in the flow of information to the Board by approving meeting agenda items and meeting schedules to assure that there is sufficient time for discussion of all agenda items; to have the authority to call meetings of the independent directors; if requested by major shareholders, ensure that he or she is available, when appropriate, for consultation and direct communication with such shareholders; and to preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors. Our lead independent director is serving for a term of at least one year. The independent directors chose Mr. Cavanagh as lead independent director and the Board elected him to that post to serve until the 2009 Annual Meeting of

Shareholders. We believe the combined position of Chairman and CEO promotes a unified direction and leadership for the Board. It also gives a single, clear focus for the chain of command for our organization, strategy and business plans. We believe having a Chairman who is also the CEO and a separate lead independent director offers an appropriate balance between the roles and provides a satisfactory counterbalance to the combined role of Chairman and CEO.

Has the Company adopted a Code of Ethics and a policy regarding approval of related party transactions?

The Company has a written code of conduct that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. Our code of conduct embodies ethical principles and is on our website at: http://www.archchemicals.com in the Investor Relations section under Corporate Governance. The Company will post any amendments to the code of conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on its website. A paper copy of the code can also be obtained for no charge by contacting Investor Relations, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204 or by calling (203) 229-2654.

Our code of conduct requires disclosure of any transaction that involves a conflict of interest with us and our employees and directors. Directors and officers are also surveyed annually regarding “related party” transactions with the Company and its subsidiaries and our accounting records are also reviewed for transactions with companies affiliated with these persons. In addition, in 2007, our Board approved a written policy which requires our Audit Committee to approve transactions in excess of $120,000 in which a related person (namely, a director, executive officer or five percent or more shareholders) has a direct or indirect material interest as defined by SEC rules. Certain transactions are deemed approved by the Audit Committee under this policy. These are transactions involving (i) prior authorization by the Board or a Board committee which has been otherwise authorized to approve the transaction (such as executive compensation which has been approved by the Compensation Committee); (ii) ordinary course of business transactions which do not exceed the greater of $1 million or two percent (2%) of the other party’s consolidated revenues for the prior year; (iii) charitable contributions which do not exceed the lesser of $1 million or two percent (2%) of the charity’s total gross receipts for the prior year; (iv) transactions determined through competitive bidding; (v) transactions where the related person’s interest arises solely as our shareholder and all our shareholders receive the same benefits proportionately (e.g., dividends); (vi) transactions where the services are regulated by public authority (e.g., utilities); (vii) banking services; (viii) investment services provided in connection with our Company-sponsored benefit plans; and (ix) significant shareholders which are generally institutional investors or investment advisors who do not seek to control the Company or which hold shares under a Company-sponsored benefit plan. If advance approval of a related party transaction is not practicable, the Audit Committee may ratify the transaction. If the transaction is not ratified, Management shall make reasonable efforts to terminate the transaction.

Does the Company have a shareholder rights plan?

The Company currently does not have a shareholders rights plan. The Company’s shareholder rights plan expired in January 2009 and was not renewed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is established by the Board of Directors. The Board has adopted a written charter for this committee setting out the functions it is to perform. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Directors who serve on this committee are all “Independent” for purposes of the New York Stock Exchange listing standards. Thus, the Board of Directors has determined that no Audit Committee member has a relationship to the Company that may interfere with our independence from the Company and its Management.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2008 and met with both Management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, to discuss those financial statements. Management has represented to this committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board and other regulations regarding KPMG LLP’s independence relative to the Company and has discussed with KPMG their independence. The Audit Committee also considered the compatibility of non-audit services with such firm’s independence. We also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standard, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Douglas J. Wetmore, Chair

David Lilley

Janice J. Teal

February 19, 2009

DIRECTOR COMPENSATION

Director Compensation Table

(for fiscal year ended December 31, 2008)

Name(a)	Fees Earned or Paid in Cash ($)(b)(1)	Stock Awards ($)(c)(2)	Option Awards ($)(d)(3)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(f)	All Other Compensation ($)(g)(4)	Total ($)(h)
R. E. Cavanagh	$72,500	$(127,561)	$0	$0	$0	$30,011	$(25,050)
D. Lilley	50,000	83,395	0	0	0	7,290	140,685
M. O. Magdol(5)	50,000	(14,053)	0	0	0	1,378,067	1,414,014
W. H. Powell	50,000	103,631	0	0	0	5,726	159,357
D. S. Sanders	57,500	(96,674)	0	0	0	20,694	(18,480)
J. J. Teal	50,000	(63,552)	0	0	0	18,163	4,611
D. J. Wetmore	70,000	39,424	0	0	0	10,584	120,008

(1)	Fees earned or paid in cash include the following:

Name	Cash Retainer	Committee Chair Meeting Fee	Lead Director Fee	Fees Earned or Paid in Cash($)
R. E. Cavanagh	$50,000	$7,500	$15,000	$72,500
D. Lilley	50,000	—	—	50,000
M. O. Magdol	50,000	—	—	50,000
W. H. Powell	50,000	—	—	50,000
D. S. Sanders	50,000	7,500	—	57,500
J. J. Teal	50,000	—	—	50,000
D. J. Wetmore	50,000	20,000	—	70,000

Messrs. Lilley, Sanders and Wetmore elected to defer their 2008 retainers in phantom shares under the Directors Plan described below. These deferrals are included in the figures above.

(2)	The value shown represents the dollar amount recognized for financial reporting purposes in accordance with the fair value provisions of FAS 123R in 2008. It includes the 2008 grant of 4,000 phantom shares to directors and the impact of changes in market price of our common stock for all phantom shares outstanding in 2008 payable in cash. The value excludes the dividends reported in column (g) and the deferrals described in the immediately preceding footnote. Under FAS 123R, the market value of our common stock is used in computing the fair value. The total value shown was computed as follows:

Name	2008 Grant (Grant Date Fair Value)	Impact of Change in Market Price Gain (Loss)	Total
R. E. Cavanagh	$143,920	$(271,481)	$(127,561)
D. Lilley	143,920	(60,525)	83,395
M. O. Magdol	143,920	(157,973)	(14,053)
W. H. Powell	143,920	(40,289)	103,631
D. S. Sanders	143,920	(240,594)	(96,674)
J. J. Teal	143,920	(207,472)	(63,552)
D. J. Wetmore	143,920	(104,496)	39,424

As of December 31, 2008, the following directors held phantom shares of our common stock in a deferred account under the Directors Plan described below totaling: Mr. Cavanagh, 34,951; Mr. Lilley, 6,085; Mr. Magdol, 0; Mr. Powell, 4,099; Mr. Sanders, 23,115; Ms. Teal, 19,899; and Mr. Wetmore, 10,270. These balances include Board compensation paid for prior years of service.

(3)	As of December 31, 2008, Messrs. Cavanagh and Magdol each held the following options which were granted prior to 2008: 3,600 options with an exercise price of $19.85 per option; 3,600 options with an exercise price of $18.04 per option; 2,000 options with an exercise price of $23.00 per option and 2,000 options with an exercise price of $18.56 per option. As of December 31, 2008, Ms. Teal and Messrs. Lilley, Powell, Sanders and Wetmore held no outstanding options. All options are vested. No amounts are recognized under FAS 123R because all options vested prior to the adoption of FAS 123R.
(4)	All Other Compensation includes the following:

Name	Charitable Contributions(a)	Dividends on Arch Stock(b)	Aggregate Withdrawals or Distributions(c)	Total All Other Compensation
R. E. Cavanagh	$2,500	$27,511	$0	$30,011
D. Lilley	2,500	4,790	0	7,290
M. O. Magdol	10,000	15,451	1,352,616	1,378,067
W. H. Powell	2,500	3,226	0	5,726
D. S. Sanders	2,500	18,194	0	20,694
J. J. Teal	2,500	15,663	0	18,163
D. J. Wetmore	2,500	8,084	0	10,584

(a)	Represents our charitable match for 2008 under the Arch charitable giving described below as of March 1, 2009. As of that date, in total, for 2008 we matched $15,000 of the charitable contributions made by directors. Directors have until March 31, 2009 to submit matching forms for 2008 contributions. Mr. Magdol’s figure represents a $10,000 Audit Committee-approved charitable contribution made in the honor of Mr. Magdol in connection with his retirement from the Board.
(b)	This figure represents the amount of dividends paid on all deferred Arch phantom shares under the Directors Plan described below.
(c)	This amount represents value of the payout made to Mr. Magdol from his deferred compensation account in the Directors Plan following his retirement. The payout consisted of $1,027,242 in cash and 10,464 shares of our common stock. The account reflects director’s compensation earned as a director in prior years but deferred until retirement.
(5)	Mr. Magdol retired from the Board in July 2008.

Director Fees and Policies

For 2008, each non-employee director was entitled to receive $50,000 in cash as a retainer. If Board meetings exceeded eight meetings in a calendar year, each nonemployee director would be entitled to receive a $1,500 meeting fee for each Board meeting attended in excess of eight meetings. In 2008, there were less than nine Board meetings. In 2008, each Board committee chair received a $7,500 annual committee chair meeting fee in cash, except the Audit Committee chair received a fee of $20,000. Our lead independent director, Mr. Cavanagh, received a lead director fee of $15,000.

All directors participate in the Arch charitable giving program on the same basis as Company employees with a 100% match for gifts up to $2,500 annually to eligible charities. Directors who are not officers or employees of the Company or one of its subsidiaries are covered while on Company business under the Company’s business travel accident insurance policy which covers employees of the Company generally. Directors also are reimbursed during the year for expenses incurred in the performance of their duties as directors, such as travel expenses.

Directors Plan

The Stock Plan for Nonemployee Directors (the “Directors Plan”) provides the Board with the opportunity to pay non-employee director compensation in the form of shares of Common Stock (including phantom shares), stock options to purchase shares of the Company’s Common Stock, performance shares or a combination thereof.

The Directors Plan includes the following provisions:

(i)	Provides for the granting annually, at the election of the Board, of a number of shares of Common Stock, options to purchase shares of Common Stock, performance shares or a combination of the foregoing (as determined by the Board) to each non-employee director and, in the case of a grant of shares of Common Stock, the deferral of the payment of these shares until after the director ceases to be a member of the Board;

(ii)	Permits the Board to determine and approve if all or part of the annual retainer and meeting fees shall be paid in shares of Common Stock; and

(iii)	Permits directors to elect to defer any meeting fees and excess retainer paid in cash and any shares to be delivered under the Directors Plan.

Under the Directors Plan, dividends on deferred shares are paid to the non-employee director unless the director elects to defer such amounts in which case dividend equivalents are reinvested in phantom shares of Common Stock on the dividend payment date. Deferred shares are paid out in shares of Common Stock unless the Board decides otherwise. Performance shares vest and are paid out, unless deferred by the director, upon the satisfaction of performance goals established by the Compensation Committee. Deferred accounts under the Directors Plan are paid out if there is a “Change in Control” as defined in the plan. The Board sets director compensation for a calendar year in the prior calendar year.

In January 2008, each non-employee director’s deferred stock account under the Directors Plan was credited with 4,000 phantom shares of Common Stock. These shares will be paid out to a director in cash when he or she ceases to be a director. The shares, cash retainer and any fees may be deferred by the director as provided in the Directors Plan into Arch phantom stock accounts and a variety of other phantom investment vehicles. Dividend equivalents are credited to the Arch phantom stock accounts on the same basis as dividends paid to our shareholders.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by directors and the individuals named in the Summary Compensation Table?

The following table sets forth the number of shares of Company Common Stock beneficially owned by each current director and nominee for director, by the individuals named in the Summary Compensation Table, and by all directors and current executive officers of the Company as a group, as reported to the Company by such persons as of January 15, 2009. Unless otherwise indicated in the footnotes below, the officers, directors, nominees and individuals had sole voting and investment power over such shares. Also included in the table are shares of Common Stock which may be acquired within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class of Common Stock(3)
Michael E. Campbell	251,840	1.0
Hayes Anderson	26,816
Richard E. Cavanagh	20,325
Steven C. Giuliano	7,963
David Lilley	0
Louis S. Massimo	18,953
Sarah A. O’Connor	20,536
William H. Powell	10,190
Daniel S. Sanders	7,000
Janice J. Teal	5,000
Douglas J. Wetmore	0
Directors and executive officers as a group, including those named above (total 14 persons)	380,046	1.5

(1)	Included in this table with respect to officers are shares credited under the CEOP. Non-employee directors hold phantom shares in deferred stock accounts pursuant to arrangements described above under “Director Compensation” in the following amounts as of January 15, 2009:

Names	Phantom Shares Payable in Common Stock	Phantom Shares Payable in Cash	Total Phantom Shares
R. E. Cavanagh	9,002	29,949	38,951
D. Lilley	0	12,014	12,014
W. H. Powell	0	8,099	8,099
D. S. Sanders	0	29,332	29,332
J. J. Teal	0	23,899	23,899
D. J. Wetmore	0	16,970	16,970

The 9,002 shares shown above for Mr. Cavanagh are included in his total of 20,325 shares in the table. In addition, not included in the table for the named officers and all executive officers as a group are the following number of phantom shares payable in cash held in the Company’s Supplemental Contributing Ownership Plan, a nonqualified excess benefit plan: for Mr. Campbell, 24,667 shares; for Mr. Anderson, 6,165 shares; for Mr. Giuliano, 80 shares; for Mr. Massimo, 10,039 shares; for Ms. O’Connor, 3,994 shares; and for all other executive officers as a group, 339 shares. The shares credited to all these deferral accounts have no voting power.

(2)	The amounts shown include shares that may be acquired within 60 days following January 15, 2009 through the exercise of stock options as follows: Mr. Campbell, 180,496; Mr. Anderson, 6,838; Mr. Cavanagh, 11,200; Mr. Giuliano, 4,500; Mr. Lilley, 0; Mr. Massimo, 0; Ms. O’Connor, 13,500; Mr. Powell, 0; Mr. Sanders, 0; Ms. Teal, 0; Mr. Wetmore, 0; and all directors and executive officers as a group, including the named individuals, 221,534.
(3)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed one percent of the outstanding shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of a registered class of Arch’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period January 1, 2008 to December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives

The Company’s executive compensation program is designed to provide a rational, consistent and easy-to-understand reward system. Pay for performance is the central tenet in the Company’s executive compensation philosophy. The objectives of our executive compensation program are:

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Reward for Shareholder Value Creation. The overarching objective of our compensation philosophy and, in particular, the incentive arrangements, is to drive executive actions and behaviors that improve profitability and maximize the overall economic value realized by our shareholders. As a result, we currently measure and reward executive performance based on achievement of strategic financial measures, namely, cash flow, earnings per share (“EPS”) and return on equity (“ROE”), as these are widely accepted measures of a company’s success.

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Promote an Unambiguous Performance Focus. All financial performance goals are based on specific objective criteria, which have been approved in advance by our Compensation Committee. The goals are precisely articulated and communicated to our named officers to clearly outline the Compensation Committee’s expectations of their performance.

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Emphasize At-Risk Pay. Our named officers’ total targeted compensation opportunity (base salary + annual incentive target compensation + long-term incentive target compensation) emphasizes at-risk incentive pay. Pay is considered “at risk” if its payment is contingent upon achieving financial results or personal strategic objectives, or if it is subject to forfeiture and its value is subject to stock price fluctuation. Additionally, long-term incentive opportunities are more heavily weighted in the pay mix than annual incentive opportunities in order to promote a long-term focus for the named officers. For example, the 2008 total targeted compensation mix for Mr. Campbell, our CEO, consisted of base salary (28% of the total), annual incentive opportunity (24% of the total) and long-term incentive opportunity (48% of the total). Based on this mix, 72% of his total targeted compensation was at risk. Of this 72% at risk, more than half was tied solely to achieving specific financial targets. The 2008 pay mix of our other named officers outlined below illustrates this emphasis on at-risk pay:

	Compensation Mix
Name	Base Salary	Annual Incentive Opportunity	Long-Term Incentive Opportunity
Steven C. Giuliano	42%	29%	29%
Hayes Anderson	44%	26%	30%
Louis S. Massimo	33%	27%	40%
Sarah A. O’Connor	44%	26%	30%

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Provide Internally Equitable and Externally Competitive Rewards. We believe that the determination of equitable and competitive compensation should balance the external and internal value for the job role. Thus, while the pay opportunity provided to our named officers is determined in part based on the Compensation Committee’s review of competitive market data, the Compensation Committee also may consider a job’s potentially unique role at our company and its impact on our sustainable financial success. The Compensation Committee looks at internal pay positioning as it relates to the compensation level of the CEO and the other named officers. This approach allows us to attract and retain the premier level of talent we need in a very competitive job market.

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Unite the Company’s Management as a Team. The key financial measures in our incentive arrangements are common to all participants. In this way, we create a shared, singleness of focus that unites our executive team.

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Continual Review and Improvement of Compensation Program. With the assistance of the Hay Group, an outside compensation consultant retained by the Committee, the entire compensation package and program, including objectives, plan structure, award design, and payout measures, is subject to continual review and evaluation to ensure its competitiveness, appropriateness, effectiveness and continual improvement. This review includes all aspects of the compensation of the named officers, including benefits available to other employees generally.

Key Analytical Tools Used in the Compensation Decision-Making Process

In addition to these guiding principles mentioned above, in 2008 the Compensation Committee utilized competitiveness and best practices as the key analytical tools for compensation decision making.

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Competitive Standard. The Compensation Committee’s primary competitive standard was to target total compensation opportunity to the median of a group of 16 specialty chemical companies that were similar to us in terms of size, scope of operations, and operating performance. For a listing of these companies, see “Elements of Compensation – Base Salary” below. The Compensation Committee also reviewed relevant compensation information from the national database of public companies maintained by its outside compensation consultant, Hay Group, which includes data from hundreds of major companies. The Compensation Committee did not consider the individual companies which provided the data for this survey information, but instead reviewed only the aggregated compensation information in the database. This information served to validate and calibrate the data from the peer companies.

In making named officer compensation determinations, the Compensation Committee also reviews the experience level and past performance of the named officers. Additionally, the outside compensation consultant annually provides advice with respect to comparable pay positioning, competitive data interpretation and the reasonableness of appropriate pay mix and pay delivery vehicles.

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Internal Equity. Arch utilizes the Hay Guidechart Profile for job evaluation for all salaried U.S. employees. This profile assigns each job position a fixed number of “Hay” points based on the position’s duties and responsibilities. In addition, the profile allows us to create an internal positioning of our employee positions based on their responsibilities and impact on the organization. Since the Hay Guidechart Profile is a commonly used structure in our industry, this information provides us base salary, annual incentive and long-term incentive plan compensation comparisons with jobs of similar Hay Points at comparable organizations.

Based on the compensation reviews for 2008, the named officers total compensation opportunity ranges from the 20th to 45th percentile of the peer group.

Elements of Named Officer Compensation

The total compensation opportunity of each of our named officers is comprised of the following compensation elements:

Base Salary

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Purpose, Plan Structure and Plan Fit with Other Elements of our Compensation Program. Base salary is one of the three elements of our total targeted compensation opportunity (base salary + annual incentive + long-term incentive). It is the only element that is not “at risk”—that is, its payment does not vary with achieving any quantitative or qualitative measures over the fiscal year or with the common stock price.

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Determination Process; Factors Considered. At the request of the Compensation Committee, the outside compensation consultant annually determines a competitive range for base salary increases for our named officers. The consultant reviews the Hay Point comparisons discussed above, data gathered from the proxy statements of our peer group (described below), salary increase trends for executive base pay and other information provided in published surveys. The market data indicated that the median compensation in the peer group had increased. For fiscal year 2008, our peer group for this purpose consisted of the following companies:

• A. Schulman, Inc.	• International Flavors & Fragrances Inc.

• Albemarle Corporation	• MEMC Electronic Materials, Inc.

• Cabot Corporation	• Olin Corporation

• Chemtura Corporation	• Sigma-Aldrich Corporation

• Cytec Industries Inc.	• The Lubrizol Corporation

• Ferro Corporation	• Valhi, Inc.

• FMC Corporation	• W. R. Grace & Co.

• Hercules Incorporated	• Wellman, Inc.

This peer group, which was initially determined in 1999, was reviewed by the Committee in 2008 at which time the Committee adopted a policy to review the peer group every three years or sooner if an earlier review is warranted. The Committee worked with the outside compensation consultant to select a comparator group that consisted of relevant competitors in businesses similar to Arch as well as companies competing with Arch for investor dollars. For 2009 compensation planning purposes, the Committee has identified 18 companies as peer companies. The peer companies that will be used for 2009 compensation purposes are:

• A. Schulman, Inc.	• International Flavors & Fragrances Inc.

• Albemarle Corporation	• Koppers Holdings

• Cabot Corporation	• The Lubrizol Corporation

• Chemtura Corporation	• OM Group

• Cytec Industries Inc.	• Rockwood Holdings

• Ecolab	• Scotts Miracle Gro

• Ferro Corporation	• Sensient Technologies

• FMC Corporation	• Sigma-Aldrich

• H. B. Fuller	• W. R. Grace & Co.

The CEO also reviewed this competitive market information and, based on this review, made recommendations to the Compensation Committee for each named officer’s 2008 base salary, other than himself.

With respect to the CEO’s base salary increase for fiscal year 2008, the outside compensation consultant meets alone in Executive Session with the Compensation Committee to discuss appropriate salary based on his review of the data sources mentioned above. He then makes a recommendation to the Compensation Committee.

The Compensation Committee makes final determination for all base salary increases for the named officers. The Compensation Committee’s final approval of each named officer’s base salary takes into consideration the Compensation Committee’s subjective review of each of the named officer’s individual performance during the year and in this respect also emphasizes “pay for performance.” Based on this review conducted in December 2007, the CEO received a 6.3% increase in his base salary for 2008 while the other named officers received base salary increases that ranged from 3.0% to 9.1%. The 9.1% base salary increase for Mr. Giuliano in January 2008 specifically took into account Mr. Giuliano’s performance since assuming his new role as Chief Financial Officer in June of 2007 as well as his relative competitive compensation position when compared to the compensation of other Chief Financial Officers in the peer group.

For the 2009 fiscal year, the Committee did not increase the base salary of any of the named officers other than Mr. Giuliano.

Annual Incentive

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Purpose and Plan Fit with Other Elements of our Compensation Program. The annual incentive award is the second of the three elements of our total targeted compensation opportunity. Payouts from this plan are “at risk” because they are based on achieving financial results or personal strategic objectives. This structure contributes to our desired target pay opportunity which places more weight on “at risk” pay and also with its fixed financial targets stresses “pay for performance.” During fiscal year 2008, our CEO and our Chief Operating Officer (COO) participated in the Senior Management Incentive Compensation Plan, a plan designed to provide for full tax-deductibility of awards under this plan under U.S. Tax Code Section 162(m), while the other named officers participated in the Arch Annual Incentive Plan because it was not expected that their compensation would exceed $1 million.

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Plan Structure. Annual incentive awards are determined for the named officers based on the formula set forth in the applicable plan. As described in the narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table below, the Compensation Committee approves a target value for the annual incentive award for each named officer.

In recent annual performance cycles, including for 2008, 70% of the named officer’s target award is dependent on the achievement of two financial performance factors being met while 30% of the award is earned based on achievement of the individual’s personal strategic objectives. The Compensation Committee approved the 70%/30% split for the named officers to reflect the significant impact that the named officers can have on Arch’s overall financial performance. For example, other participants in the Arch Annual Incentive Plan have a split of 60% financial objectives and 40% personal strategic objectives. Consistent with prior years, these financial measures were EPS and cash flow (as defined below) for 2008.

•	Determination Process; Factors Considered.

•	Individual Target Award Level Determination.

As part of the process described above under Competitive Standard, the outside compensation consultant determines competitive ranges for each named officer’s annual incentive target award opportunity and in 2007 recommended an increase in 2008 compensation. The Compensation Committee considered this information as well as the resultant competitive positioning of the total compensation opportunity for the individual and the outside compensation consultant’s recommendation. The Compensation Committee also considers other factors such as the internal value of the job to us, the named officer’s expected impact on the year’s achievement of its financial and strategic goals and our CEO’s recommendation for the other named officers. Upon reviewing this information, the Compensation Committee established each named officer’s target bonus opportunity for fiscal year 2008 as set forth in the narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table below.

•	Performance Metrics Determination.

(a) Based on advice from the outside compensation consultant, the Compensation Committee determined that EPS and cash flow (as defined below) were widely accepted measures of a corporation’s success and thus selected these two measures as the basis for determining the portion of the annual bonus that is based on our annual financial performance.

(b) In selecting the weight and in establishing the payout curves for Company financial performance metrics, the Compensation Committee considers the analysis and recommendations of Hay Group, our CEO and CFO, as well as the fiscal year’s approved annual budget and the level of performance that will be required to achieve or exceed the budget.

For 2008, the EPS target, which was weighted at 40% of the total annual bonus opportunity for our named officers, was $2.64 and the cash flow target, which was weighted at 30% of the total annual bonus opportunity for the named officers, was $89.9 million, which included adjustments as a result of Arch’s acquisition of the water treatment business of Advantis to reflect this business being included in 2008 results. As a result of this acquisition, the Compensation Committee increased the EPS target and reduced the cash flow target. The split between EPS and cash flow reflects the Compensation Committee’s weighting of the relative importance of these two factors. For 2008, the selected targets for EPS and cash flow were the same as the 2008 budget as adjusted for the acquisition’s impact.

Under the bonus plans, EPS means the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common shareholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business divided by the weighted average number of shares of common stock plus any potential dilutive common stock (such as stock options) outstanding at the end of the year. In accordance with the annual incentive plans and as approved by the Compensation Committee, 2008 EPS was adjusted for special items of $1.00 (as set forth in the Company’s Form 8-K filed February 4, 2009). Cash flow means EBITDA less capital spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year and EBITDA means consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

(c) At the same time the financial targets for bonuses are set, the Compensation Committee also establishes the personal strategic objectives for our CEO in consultation with him, and our CEO determines personal strategic objectives for the other named officers in consultation with them. The Compensation Committee discusses these personal strategic objectives for our CEO with him. Ultimately, the Compensation Committee’s decision in selecting these goals is based on the Committee’s review of the strategic impact of the personal strategic objectives in the achievement of the approved annual budget, the measurability of the goal’s achievement and the impact of the goals on Arch’s long term success.

The Compensation Committee selected the following personal strategic objectives for the CEO in 2008:

Arch’s 2008 Responsible Care® Strategy will focus on the following objectives, which are supportive of and consistent with our “Goal is Zero” program.

•	Improve safety performance at Rochester site.
•	Improve the safety performance of first year employees.
•	Reduce the overall distribution incident rate.
•	Continue implementation and certification for Responsible Care Management System (“RCMS”).

In support of the strategy, focus on:

•	Innovation.
•	Changes to the portfolio through acquisitions and dispositions.
•	Putting in place a strong strategic planning/M&A function.

The other named officers who served as such at the time had similar personal strategic objectives to the extent their responsibilities include these areas, including for most of the other named officers improved Responsible Care metrics.

•	Earned Award Determination.

(a) For the 2008 bonus, our 2008 financial performance resulted in a 55% total payout of the portion of the bonus based on the financial metrics for our named officers, with actual 2008 EPS resulting in a 71% payout of that portion of the bonus based on EPS and actual 2008 cash flow resulting in a 34% payout of that portion of the bonus based on cash flow.

(b) Following the end of the fiscal year, our CEO presented his recommendations to the Compensation Committee and the outside compensation consultant on the portion of the annual bonus based on the personal strategic objectives for each of our other named officers. He discussed with the Compensation Committee the achievement of each such named officer with respect to his or her agreed upon personal strategic objectives as well as other contributions and his views of their job performance. He also presents a detailed description of the achievement of his own personal, strategic goals.

(c) After discussing the matter in Executive Session with the outside compensation consultant but without our CEO present, the Compensation Committee, after considering our CEO’s recommendations, then exercised its judgment and discretion in determining the level of qualitative goal achievement for our CEO and our other named officers. A decision was based on an overall evaluation of the information reviewed.

For the CEO, the Compensation Committee took into consideration the following accomplishments against his personal strategic 2008 objectives:

Responsible Care Performance

Overall, the Company’s Responsible Care performance in 2008 was slightly unfavorable to 2007, principally due to an increase in employee recordable injuries. Yet, the Company was able to demonstrate improvement in the following areas:

1. The Company achieved record performances in two key metrics for the second straight year — a record low number of environmental incidents and a record low distribution incident rate.

2. Employee safety at the Rochester facility improved dramatically this year. The facility had ten recordable injuries with a frequency rate of 5.66 in 2007 compared to two injuries with a frequency rate of 1.09 in 2008.

3. Globally, the Company made significant improvement in the safety performance of first year employees. In 2007, first year employees represented about 15% of the Company’s work force and almost 50% of injuries. In 2008, first year employees made up approximately 9% of the Company’s employees and only 18% of injuries.

4. External RCMS audits were conducted at the Company’s Conley, Georgia; Kalama, Washington; Valparaiso, Indiana; Rochester, New York; and Charleston, Tennessee facilities and all facilities were recommended for recertification.

5. Internal RCMS verification audits were conducted at Igarassu, Brazil, Salto, Brazil, and Swords, Ireland plants and all facilities were approved for verification.

6. The Company’s Kempton Park, South Africa facility was audited by the Chemicals and Allied Industries’ Association (a South African trade association) and successfully passed its Responsible Care® Systems verification process.

Strategic Accomplishments

The strategic accomplishments considered by the Committee were as follows:

1. Successful completion of the acquisition and integration of Advantis Technologies which was acquired in October 2008.

2. Substantial progress being made in evaluating other potential acquisitions.

3. The Company’s REACH* preregistration strategy was successfully completed for all product lines, resulting in a significant increase in the number of products pre-registered for the Company. Through effective internal and external communication, the Company is recognized as an industry leader for REACH compliance.

4. Good progress was made in the individual business units in the innovation area through development and commercialization of new products.

5. Successfully filled the new Corporate Vice President-Strategic Development position with an experienced strategic development executive and redefined the roles of several other corporate staff members in support of the function.

6. Completed the development and began implementation of the Company’s Sustainability Strategy.

The Committee’s determination of the extent to which each named officer achieved his individual performance objectives was based on the Committee’s own assessment of each named officer’s performance and, in the case of the named officers other than the CEO, the Committee’s consideration of the CEO’s recommendations. The Committee recognized our CEO’s effective management of his executive team as well as his highly successful involvement and interaction with the Board. Significant weight was given to the Company’s ability to navigate through significant economic headwinds faced in 2008, which are primarily reflected in the individual performance assessments for Messrs. Campbell and Massimo. In addition, the Committee recognized the exceptional performance associated with the successful acquisition and integration of the Advantis business, which primarily impacted the individual performance assessments for Messrs. Campbell, Massimo and Giuliano and Ms. O’Connor.

As a result of this review and process, the Compensation Committee awarded our CEO a bonus of $660,750, which represents a 165% payout of the portion of his bonus based on his 2008 personal strategic objectives. The Compensation Committee awarded a 2008 bonus to our other named officers ranging from 100% to 150% of the portion of the bonus based on their personal strategic objectives and other contributions.

*REACH is a new European Community regulation on chemicals and their safe use. It stands for Registration, Evaluation, Authorization and Restriction of Chemical substances. The aim of REACH is to improve the protection of human health and the environment through the better and earlier identification of the intrinsic properties of chemical substances.

The total annual incentive payout is summarized below:

Name	2008 Incentive Target	EPS Payout	Cash Flow Payout	Percentage of Personal Strategic Objectives Achieved	Personal Strategic Objectives Payout	Total Bonus Payout	Total Payout as Percentage of 2008 Incentive Target
Michael E. Campbell	$750,000	$213,000	$76,500	165%	$371,250	$660,750	88%
Steven C. Giuliano	200,000	56,800	20,400	125	75,000	152,200	76
Hayes Anderson	200,000	56,800	20,400	100	60,000	137,200	69
Louis S. Massimo	430,000	122,120	43,860	150	193,500	359,480	84
Sarah A. O’Connor	200,000	56,800	20,400	125	75,000	152,200	76

Long-Term Incentives

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Purpose and Plan Fit with Other Elements of our Compensation Program. The long-term incentive award is the third element of our total targeted compensation opportunity. Awards from this plan are “at risk” pay which means that payout under this plan is based on achieving financial measures and are subject to forfeiture and stock price fluctuation. Our intent for fiscal year 2008 was to have approximately 50% of the total compensation opportunity for the CEO to be delivered through this plan and 29-40% for the other named officers granted under our long-term incentive plan. We consider this plan as the lynchpin of our compensation opportunity. By linking a large portion of the executive’s compensation opportunity with our financial success, we maintain an appropriate pay for performance alignment with emphasis on long-term shareholder value. Since the award is denominated in phantom shares of our common stock, changes in market value of the stock impact the value of the award to the named officers. Thus, like shareholders, the named officers are rewarded for a rising share value and are negatively impacted if the share value falls.

Our long-term incentives are designed to tie the major part of our key executives’ total targeted compensation opportunity to our financial performance and the long-term enhancement of shareholder value. The plan is also designed to encourage the long-term retention of these executives.

Our long-term incentive plan expired on January 31, 2009. As a result, the Compensation Committee recommended that a new 2009 long-term incentive plan be submitted to Arch shareholders for their approval. The new plan is a modernized and updated plan which includes revisions to reflect current tax law and which will permit the granting of awards that “pay for performance.”

•	Plan Structure and Basis for Determination of Form of Award.

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Award Form. Long-term incentives are delivered through the use of performance share units, which enable the Compensation Committee to recognize and reward “pay for performance.” Grants are made to the named officers as well as other key employees of the Company.

•	Plan Operation.

(a) Each year named officers are granted annual performance share units. Each unit is the equivalent of one phantom share of the Company’s common stock and the unit’s value fluctuates with the common stock price. Each named officer’s ability to earn the performance share units is based on achieving the ROE target at the end of a three-year period following the date of grant. If at the end of the second or third year, the financial performance target is met or exceeded, the value of these performance share units is paid out in cash and stock. Early in 2008, the Compensation Committee amended the 2007 and 2008 grants so that they are payable partially in shares and partially in cash (if earned). 2007 and 2008 payouts (if earned) to the named officers will be paid out 60% in Arch Common Stock and 40% in cash. 2008 payouts (if earned) for the remaining participants will be paid out 50% in Arch Common Stock and 50% in cash. There were no changes to the form of payout for the remaining participants under the 2007 grant. To achieve payouts at the end of the second fiscal year, ROE must be equal to or greater than the ROE target (set forth below) for the third fiscal year. If no payout is earned at the end of the second fiscal year, the actual ROE for the third fiscal year is compared to the ROE target for such year to determine if the long-term incentive award will pay out. The Compensation Committee included the provision for the potential two-year payout to recognize and reward management for the outstanding effort if the target is met earlier.

(b) Consistent with “pay for performance,” if the financial performance target is not met by the end of the third fiscal year, one-half of the performance share units are forfeited while the other half pays out at the end of an additional three-year vesting period if the named officer continues as our employee for those additional three years. This retention feature allows us to retain key talent in a very competitive market.

(c) An important component of the Plan is the payment of dividend equivalents for unvested performance share units. These payments are made in cash on a quarterly basis and provide an outstanding opportunity for the company to reinforce the potential value of the long term plan and highlight the leadership roles the executives need to take to make Arch successful for all Arch stakeholders (employees, executives, shareholders and the investment community). It is our firm belief that the dividend equivalents align the executives with the interests of shareholders and provide a unique opportunity for the Company to reinforce and recognize Arch’s strategic direction.

•	Determination Process; Factors Considered.

•	Individual Target Award Level Determination.

(a) As discussed above, the outside compensation consultant determines a competitive range for each of our named officers using the Company’s peer group and provides input to the Compensation Committee, and in the case of our other named officers, to the CEO, for target award determination. The range is expressed in dollars rather than percentage of pay.

(b) Similar to the process used with the base pay and annual incentive target award level determination, the Compensation Committee considers the competitive data and the resultant competitive positioning of the targeted long term incentive plan compensation opportunity for the individual. The Compensation Committee also considers previous grants as well as other factors such as the internal pay positioning of the job to the Company, the named officer’s expected impact on our long-term success and, in the case of our other named officers, the CEO’s recommendation.

In this calculation, the Compensation Committee sets the value of each unit for purposes of determining the number of units to be received in the upcoming grant. In October 2007, this value was set as recommended by the outside compensation consultant using the market value of our common stock adjusted by a risk factor. The risk factor is determined by the outside compensation consultant based on the degree of difficulty in achieving the performance metrics, the risk of forfeiture, and the market price volatility of our common stock and the impact of the award’s dividend equivalent payments.

The long term incentive awards granted in 2008 are shown below:

Named Officer	Total Number of Performance Units Granted in 2008
Michael E. Campbell	60,800
Steven C. Giuliano	8,100
Hayes Anderson	9,100
Louis S. Massimo	25,400
Sarah A. O’Connor	9,100

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Current Measure. For the awards granted annually since 2003, the financial performance goal for the units was a targeted ROE. Consistent with the advice from the outside compensation consultant, the Compensation Committee had selected ROE because it is a widely used financial measure for long term incentive plans and use of this metric demonstrates shareholder alignment and value creation. Each year at the time of grant, the Compensation Committee selects a specific ROE target for that year’s grant. The selection of a specific ROE target is based on continued improvement over the previous year’s actual ROE, and is supported by our most recent strategic plan financials reviewed with our Board as well as the degree of difficulty presented by current and projected economic conditions.

The following chart shows the ROE targets selected for the 2005 through 2008 performance share unit awards:

Plan Year/ Year of Grant	Actual ROE at End of Year Prior to Grant	ROE Target for Grant	% ROE Improvement Required for Payout of Grant
2005	8.5%	12.0%	41%
2006	9.0%	13.0%	44%
2007	10.1%	13.5%	34%
2008	13.6%	14.5%	7%

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Earned Award Determination. 2008 ROE was 14.4%, which exceeded the 13.5% target required for an early payout under the 2007 grant. This achievement resulted in the cash and share payout of the 2007 grant to the named officers as follows:

	Payout in Shares	Payout in Cash
Michael E. Campbell	44,400	$691,604
Steven C. Giuliano	3,180	49,534
Hayes Anderson	6,600	102,806
Louis M. Massimo	13,800	214,958
Sarah A. O’Connor	6,600	102,806

Performance share units were first awarded in 1999 and then in each year since 2002. The 1999 grant was a mega grant which was designed to cover the years 1999 through 2002 and used compound EPS growth as the performance target over a three-year period ending in 2001.

The following is a financial target history of performance share unit awards that have matured to date:

Year Granted	Grant was for the Following Year(s)	Financial Target for Grant Achieved?
1999	1999-2001	No
2000	No Grant. See 1999.
2001	No Grant. See 1999.
2002	2002	Yes in Year 3
2003	2003	Yes in Year 3
2004	2004	No
2005	2005	Yes in Year 3
2006	2006	Yes in Year 2
2007	2007	Yes in Year 2

Equity Ownership Guidelines

We do not have formal equity ownership requirements for our named officers. The Compensation Committee believes that the requirements needed to sharpen the focus of our named officers on shareholder interests are already in place. They already are “owners.” Our long-term incentive plan (representing 29% to 48% of the total target pay opportunity) is denominated in performance share units which can only pay out in future years and which in most cases is now partially payable in shares. This plan’s overlapping long term grants makes our executives perpetual “owners” with significant compensation opportunity at risk. Finally, through our 401(k) plan and supplemental 401(k) plan, our named officers hold additional real and phantom shares of our common stock, including company matching shares.

Nonetheless, the Compensation Committee has begun the process of exploring the adoption of equity ownership guidelines for the named officers.

Severance and Change in Control Agreements

Each of the current named officers has an Executive Agreement that provides certain payments and continued benefits in the event of involuntary or constructive termination of employment, including a termination following a change in control of the Company (also known as a “double trigger”). The Compensation Committee periodically reviews these agreements, with the last such review occurring in December 2008. As part of its review, the Compensation Committee evaluated the provisions of the severance and change in control arrangements as they related to general industry practice and our peer group. Based on this review, the Committee modified the agreements to modernize the provisions and insure documentary compliance with recent IRS regulations. The intent of the severance and change in control agreements is to offer a severance arrangement competitive with our peer group and to retain these employees in the event of a potential change in control. For more information about these agreements, please see “Termination and Change in Control Payments” below.

Retirement Income Benefits

The purpose of our retirement income plans is to provide a stable source of post-retirement income for our executives and employees generally. The plans are designed to encourage long-term retention as evidenced by the length of service of our named officers. For a description of these plans, please see the Pension Benefits table and accompanying text. We offer both a tax qualified plan and a non-qualified plan (the Senior Executive Pension Plan) to the named officers to insure that we continue to provide a competitive and comprehensive retirement program. As part of its continual process to review compensation, the Compensation Committee reviewed the qualified and non-qualified pension plan structure in 2007. As a result of that review, the Compensation Committee approved the replacement of the current defined benefit provision within the pension plan with a cash balance provision for employees hired on or after April 1, 2008. The Compensation Committee did not make changes to the Senior Executive Pension Plan at that time.

Perquisites

We provide the following perquisites:

1.	The CEO receives annually a cash payment as an auto allowance for the purchase or lease of an automobile and this amount is grossed-up for taxes.

2.	The CEO has a home security system installed in his home at the Company’s expense and is reimbursed for any security system monitoring charges without any tax gross up.

3.	All named officers are entitled to financial counseling and estate planning assistance annually provided by a third party at our expense and these amounts are grossed-up for taxes.

4.	The named officers may use an outside limousine service for personal use at our expense without any tax gross up.

5.	All named officers are permitted to use our golf club membership provided they reimburse us for any out-of-pocket expenses incurred in such use (e.g. meals, greens fees, etc.).

In addition, the CEO received reimbursement for costs incurred with a third party for personal income tax preparation. The Compensation Committee reviewed these perquisites in 2007 and determined that the perquisites were in line with our peer companies and that these perquisites should be offered to insure that we provide competitive compensation arrangements.

The Compensation Committee intends to review in 2009 whether to continue these perquisites.

Summary Compensation Table

(for fiscal year ended December 31, 2008)

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(1)(d)	Stock Awards ($)(2)(e)	Option Awards ($)(3)(f)	Non-Equity Incentive Plan Compensation ($)(4)(g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(5)(h)	All Other Compensation ($)(6)(i)	Total ($)(j)
Michael E. Campbell Chairman, President & Chief Executive Officer	2008 2007 2006	$850,000 800,000 775,000	$371,250 272,200 223,325	$1,795,440 4,044,722 1,747,904	$0 0 0	$289,500 702,800 486,675	$1,097,181 654,607 472,535	$261,238 307,487 287,654	$4,664,609 6,781,816 3,993,093

Steven C. Giuliano(7) Vice President & Chief Financial Officer	2008 2007	300,000 250,000	75,000 70,875	169,536 290,162	0 0	77,200 175,700	75,758 15,759	26,008 28,066	732,502 830,562

Hayes Anderson Vice President, Human Resources	2008 2007 2006	330,000 315,000 300,000	60,000 71,250 54,000	261,572 659,166 293,308	0 0 0	77,200 190,760 129,780	257,028 82,486 93,815	53,546 67,209 57,846	1,039,346 1,385,871 928,749

Louis S. Massimo Executive Vice President & Chief Operating Officer	2008 2007 2006	520,000 489,589 440,000	193,500 150,000 119,700	632,031 1,244,561 535,212	0 0 0	165,980 401,600 205,485	575,495 281,891 190,785	72,909 93,338 75,357	2,159,915 2,660,979 1,566,539

Sarah A. O’Connor Vice President, General Counsel & Secretary	2008 2007 2006	340,000 330,000 315,000	75,000 74,100 54,000	261,572 659,166 292,312	0 0 0	77,200 190,760 129,780	230,909 85,016 108,737	50,258 75,357 45,306	1,034,939 1,414,399 945,135

(1)	Amounts shown reflect that portion of the annual bonus which resulted from the achievement of personal strategic goals for the particular year.
(2)	Values shown are the dollar amounts recognized for financial statement purposes in accordance with FAS 123R for all performance share units and restricted stock units during the year. Under FAS 123R, the market value of our common stock is used in computing the fair value. There were no forfeitures during the years shown.
(3)	No amounts are recognized under FAS 123R because all options vested prior to the adoption of FAS 123R. The Company last granted stock options to officers in 2003.
(4)	Amounts reflect that portion of the annual bonus which resulted from the achievement of the targeted ranges for EPS and cash flow for the particular year.
(5)	All amounts shown reflect only the aggregate change in the actuarial present value of the accumulated benefit under our defined benefit pension plans from the end of the prior year to the end of the particular year. There were no above-market or preferential earnings paid on non-qualified deferred compensation. IMPORTANT NOTE: Pursuant to SEC disclosure requirements, pension amounts shown in the Summary Compensation Table and Pension Benefits Table below are constructed based upon the assumption that the executives will defer receipt of their pension until the plans’ earliest unreduced pension retirement age (age 62), whereas the amounts shown in the “Termination and Change in Control Payments” tables below are higher based upon the assumption that the executives will immediately receive their retirement payments, if eligible.
(6)	No named officer received perquisites in excess of $10,000 in 2008 except for Messrs. Campbell and Anderson. In 2008, Mr. Anderson received financial and estate planning counseling and he and Mr. Campbell received limousine service for personal use. These perquisites are also available to the other named officers. Mr. Campbell also received (i) an auto allowance paid in cash; (ii) home security system monthly monitoring for his residence; and (iii) reimbursement for costs for preparation of personal income tax filings. These two named officers along with Ms. O’Connor were also reimbursed for taxes incurred on their financial and estate planning costs and in the case of the Mr. Campbell, his auto allowance as well. Reimbursement for taxes on perquisites for all named officers for 2008 who received reimbursement were as follows: for Mr. Campbell, $10,167 for financial and estate planning advice and $12,601 for the auto allowance; for Mr. Anderson, $4,197 for financial and estate planning advice; and Ms. O’Connor, $4,257 for financial and estate planning advice.

Amounts reported in this column also include the following items:

	CEOP Match(a)	Supplemental CEOP Match(a)(b)	Term Life Insurance(c)	Senior Executive Life Insurance Premiums(d)	Dividends Paid on Outstanding Stock Awards(e)
M. E. Campbell	$7,773	$25,377	$0	$14,560	$134,640
S. C. Giuliano	8,970	2,730	855	853	12,600
H. Anderson	7,573	5,298	1,588	2,240	20,480
L. S. Massimo	7,605	12,675	1,827	4,082	46,720
S. A. O’Connor	7,680	5,580	1,156	2,325	20,480

(a)	Includes a basic company match and a performance match which is based on the financial results of the Company. These matches are provided in our tax-qualified 401(k) plan and related supplemental non-qualified 401(k) plan. A performance match is provided if the Company achieves certain EPS targets for the fiscal year. The performance match for 2008 was 15% on the participant’s 2008 contributions per pay period to the plans (up to contributions that do not exceed 6% of base salary per pay period).
(b)	The Supplemental CEOP permits participants in the CEOP to make contributions, and the Company to match the same, in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations. The 2008 Company matching amounts made were invested in an Arch phantom stock account under this plan.
(c)	Under our key executive insurance program, executives may elect additional life insurance which provides for monthly payments to be made to the spouse and dependent children of deceased participants. Amounts reflect the premiums paid by us.
(d)	The amount of the premium shown represents the full dollar amount of the premium the Company paid in 2008 for the senior executive life insurance plan.
(e)	Amounts shown are cash dividends paid on the outstanding performance units held by the officer in 2008. Dividends are paid at the same rate and at the same time as cash dividends are paid on our common stock.
(7)	Mr. Giuliano became CFO in 2007.

For a summary of the Executive Agreement between the named officers and us, see the “Termination and Change in Control Payments” section of this Proxy Statement.

Grant of Plan-Based Awards

(for fiscal year ended December 31, 2008)

Name(a)	Grant Date (m/d/y)(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards ($)(4)(l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Michael E. Campbell	3/5/2008	—	$525,000	$1,050,000	—	60,800	—	—	—	N/A	$2,144,416
Steven C. Giuliano	3/5/2008	—	140,000	280,000	—	8,100	—	—	—	N/A	285,687
Hayes Anderson	3/5/2008	—	140,000	280,000	—	9,100	—	—	—	N/A	320,957
Louis S. Massimo	3/5/2008	—	301,000	602,000	—	25,400	—	—	—	N/A	895,858
Sarah A. O’Connor	3/5/2008	—	140,000	280,000	—	9,100	—	—	—	N/A	320,957

(1)

Figures shown represent the portion of the annual bonus that is determined using financial performance measures. The financial performance measures for 2008 were earnings per share (“EPS”) and cash flow. In early 2008, the Compensation Committee set an EPS target of $2.60 per common share and $94.8 million for cash flow (as defined in the plan). Because of a significant acquisition (Advantis Technologies’ business) in October 2008, the Committee later that year adjusted these targets to $2.64 per common share for EPS and $89.9 million for cash flow to take into account the Advantis acquisition. Fifty-seven percent of the bonus shown in column (d) was based on achieving the EPS target and the remaining 43% was based on achieving the cash flow target. If the target for a financial measure is achieved, payout will be 100% of the portion of the bonus based on that target. If performance is more or less than target, the bonus paid is adjusted up or down pursuant to a straight sliding scale formula. If EPS is $2.14 or less or cash flow is $70.3 million or less, the portion of the bonus based on that target will not be paid. If EPS is $3.14 or greater and cash flow is $109.5 million or greater, the payout will be 200% of the targeted bonus amount, representing the maximum amount payable. These awards were granted under the Arch Annual Incentive Plan except in the case of Mr. Campbell and Mr. Massimo, the award was granted under the Senior Management Incentive Compensation Plan.

(2)	The total 2008 compensation opportunity for each executive is divided among these components as follows: Mr. Campbell, 28% base salary, 24% annual bonus target, 48% long term incentive plan target; Mr. Giuliano, 42% base salary, 29% annual bonus target, 29% long term incentive plan target; Mr. Anderson, 44% base salary, 26% annual bonus target, 30% long term incentive plan target; Mr. Massimo, 33% base salary, 27% annual bonus target, 40% long term incentive plan target; and Ms. O’Connor, 44% base salary, 26% annual bonus target, 30% long term incentive plan target. See the Compensation Discussion and Analysis section of this Proxy Statement for more details.
(3)	In March 2008, the Compensation Committee granted performance units to the named officers under our Long Term Incentive Plan. Each unit is denominated in one phantom share of our common stock and, if the units are earned, they are paid out 60% in shares and 40% in cash. Value of the units fluctuate with the price of the Company’s common stock and dividend equivalents are paid currently on these units at a non-preferential rate. The Compensation Committee selected ROE as the financial measure for the units granted in 2008 and set a target of 14.5% for 2010 ROE. If ROE is equal to or greater than the 2010 target at the end of 2009 or 2010, all the units shown will be paid out in the following year. The value of the units paid in cash will be determined by the common stock price near the payout date. If the ROE target is not met by 2010, half performance units shown will expire without any payment to the officer and the other half will be paid out in 2014 at the then fair market value if the officer remains employed by us through the end of 2013. Awards vest and accelerate in the event of a “Change in Control.”
(4)	Value shown is the grant date fair value of the equity incentive plan awards shown computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options(1) (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (m/d/y) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(j)
Michael E. Campbell	102,496	0	0	$19.41	2/8/2009	33,500	$873,345	60,800	$1,585,056
	35,000	0	0	20.85	1/23/2012
	43,000	0	0	18.52	1/29/2013

Steven C. Giuliano	1,500	0	0	20.85	1/23/2012	2,350	61,265	8,100	211,167
	3,000	0	0	18.52	1/29/2013

Hayes Anderson	2,849	0	0	19.41	2/8/2009	5,500	143,385	9,100	237,237
	4,000	0	0	22.72	2/8/2009
	1,500	0	0	20.85	1/23/2012
	601	0	0	18.52	1/29/2013

Louis S. Massimo	0	0	0	—	—	10,000	260,700	25,400	662,178

Sarah A. O’Connor	7,000	0	0	20.85	1/23/2012	5,500	143,385	9,100	237,237
	6,500	0	0	18.52	1/29/2013

(1)	All options shown represent grants made in 2003 or earlier and all these grants are currently vested. No employee stock options were granted after 2003.
(2)	Amounts shown represent performance units that were granted in 2004 and that did not achieve ROE target by the end of the three-year performance period in 2006. These units will vest if the named officer remains employed by us through 2009. All units are denominated in phantom shares of our common stock and are payable in cash. The units will be valued at their then fair market value near time of payout. All units pay cash dividends at a non-preferential rate which is the same rate as cash dividends paid to shareholders on our common stock.
(3)	Value shown was determined by multiplying the number of units outstanding by the per share closing price of our common stock on December 31, 2008 ($26.07).
(4)	Figures represent units granted in 2008 which could vest at the end of 2009 or 2010. Performance units pay out if an ROE target is achieved in the third year following the grant year which counts as Year 1. If the targeted ROE for Year 3 is achieved at the end of Year 2, units will pay out following Year 2. The ROE target for these units is 14.5%. All units are denominated in phantom shares of our common stock and are payable 60% in shares and 40% in cash. The units payable in cash will be valued at the then fair market value of our common stock near time of payout. If the ROE target is not met by Year 3, half the performance units expire and the other half will be paid out if the executive remains in our employ for the three calendar years following Year 3. All units pay cash dividends at a non-preferential rate which is the same rate as cash dividends paid on our common stock.

Option Exercises and Stock Vested

(for fiscal year ended December 31, 2008)

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(1)(c)	Number of Shares Acquired on Vesting (#)(2)(d)	Value Realized on Vesting ($)(2)(e)
Michael E. Campbell	71,224	$1,049,846	74,000	$1,582,712
Steven C. Giuliano(3)	—	—	5,300	113,356
Hayes Anderson	7,699	107,792	11,000	235,268
Louis S. Massimo	7,050	21,507	23,000	491,924
Sarah A. O’Connor	—	—	11,000	235,268

(1)	Amount shown was computed by multiplying the number of options exercised by the difference between the closing price for one share of Common Stock on the exercise date and the exercise price per share.
(2)	The 2007 performance units vested because the ROE target for these units was exceeded at the end of 2008. As a result, these units were paid out in full, 60% in shares and 40% in cash in 2009. Each unit paid in cash was valued at $23.365. Shares paid out were: 44,400 to Mr. Campbell, 3,180 to Mr. Giuliano, 6,600 to Mr. Anderson, 13,800 to Mr. Massimo and 6,600 to Ms. O’Connor. The value realized is the sum of actual cash payment made to the named officer in 2009 for the cash portion of the earned units plus a value for the shares using a closing price of $20.07 per share.
(3)	Mr. Giuliano deferred 318 shares and $4,953 from his payout into the Employee Deferral Plan until the earlier of (i) 2017 and (ii) six months following any employment termination. His deferral is included in his figures.

Pension Benefits Table

(for fiscal year ended December 31, 2008)

Name(a)	Plan Name(b)	Number of Years Credited Service(1)(c)	Present Value of Accumulated Benefit($)(2)(d)	Payments During Last Fiscal Year ($)(e)
Michael E. Campbell	Arch Employees Pension Plan	30.6	$989,361	$0
	Senior Executive Pension Plan	21.3	11,082,153	0
Steven C. Giuliano	Arch Employees Pension Plan	10.0	78,364	0
	Senior Executive Pension Plan	1.5	97,560	0
Hayes Anderson	Arch Employees Pension Plan	26.6	381,410	0
	Senior Executive Pension Plan	6.0	1,071,187	0
Louis S. Massimo	Arch Employees Pension Plan	14.1	229,455	0
	Senior Executive Pension Plan	12.0	2,314,510	0
Sarah A. O’Connor	Arch Employees Pension Plan	19.3	278,284	0
	Senior Executive Pension Plan	9.9	1,168,450	0

(1)	Years of service includes employment service with Olin Corporation, the Company’s former parent. When participating in the Senior Executive Pension Plan, the executive receives pension service credit under both the Arch Employees Pension Plan and the Senior Executive Pension Plan. However, the pension paid under the Senior Executive Pension Plan is reduced by the pension paid under the Arch Employees Pension Plan.
(2)

In calculating the present value, we used the same assumptions as those used for financial statement purposes as described in Note 15 to the Company’s 2008 Consolidated Financial Statements included in its 2008 Form 10-K sent to all shareholders. In addition, the values assume commencement of pension benefits at unreduced early retirement age of 62 per SEC disclosure requirements. IMPORTANT NOTE: Pension amounts shown in the Summary Compensation Table and Pension Benefits Table are constructed based upon the assumption that the executives will defer receipt of their pension until the plans’ earliest unreduced pension retirement age (age 62), whereas the amounts shown in the “Termination and Change in Control Payments” tables below are higher based upon the assumption that the executives will immediately receive their retirement payments, if eligible.

We have a tax-qualified, defined benefit pension plan for our U.S.-based employees (“Tax Qualified Pension Plan”) that provides benefits based on service with the Company and with Olin, our former parent, for the period prior to our spinoff from Olin. This plan is designed to provide all eligible salaried employees with a fixed annual income upon retirement. The Company became liable for the payment of all pension plan benefits accrued by Company employees prior to and following the spinoff who ceased to be Company employees after the spinoff. Olin transferred assets to the Company’s pension plan and the amount of the assets were sufficient to comply with Section 414(l) of the Internal Revenue Code of 1986, as amended. Benefits are payable under the Tax Qualified Pension Plan only with respect to compensation that is not deferred under a non-qualified plan and that does not exceed certain annual limits imposed by the IRS.

The Tax Qualified Pension Plan provides for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after attainment of age 55 with at least 10 years of service at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age 62 or older). An early retirement pension will be calculated by reducing the benefit payable at age 62 by four percent per year for each year the retirement precedes age 62. For example, an eligible employee retiring at age 55 will have a 28% reduction applied to their age 62 pension payable (four percent per year times seven years (62—55 = 7 years)). Mr. Campbell is eligible for early retirement under the Company’s pension plans as he is over the age of 55 and has more than 10 years of service. Directors who are not also employees of the Company are not eligible to participate in any of our pension plans. The Tax Qualified Pension Plan is a tax-qualified pension plan, and its benefits are payable only with respect to compensation that is not deferred under a non-qualified plan and that does not exceed certain annual IRS imposed limits.

“Compensation” for purposes of the Tax Qualified Pension Plan represents average cash compensation per year (salary, bonus and non-equity incentive plan compensation shown in the Summary Compensation Table of this Proxy Statement) received for the highest three years during the ten years up to and including the year in which an employee retires, including compensation with Olin. Compensation for plan purposes does not include any stock option compensation, dividend equivalent payments or performance unit payouts or compensation deferred to a non-qualified plan. The normal retirement allowance is one and one half percent of “Compensation” as defined, multiplied by the number of years of benefit service, reduced by an amount of the employee’s primary Social Security benefit not to exceed 50% of the Social Security benefit. Years of benefit service also includes benefit service with Olin. There are a variety of payment methods available to participants, including standard life-time only method and standard surviving spouse method. The total value of the benefit is actuarially the same regardless of the method that is chosen. A participant makes the payment method election when applying for retirement.

The Tax Qualified Pension Plan provides that if, within three years following a “Change in Control” of the Company, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger or other transfer of assets or liabilities of the plan, and a plan termination, merger or other event thereafter takes place, plan benefits would automatically be increased for affected non-collectively bargained participants (and retired participants) to absorb any plan surplus.

Under our Senior Executive Pension Plan (the “Senior Plan”), which is a non-qualified pension plan for the named officers, we pay retirement benefits to executives upon their retirement after age 55, which benefits are reduced if retirement is prior to age 62. Under the Senior Plan, the maximum benefit will be 50% of Compensation (as defined above), reduced by payments from the Tax Qualified Pension Plan, any other Olin or Company pension, pension benefits from other employers, and 50% of the participant’s primary Social Security benefits. At December 31, 2008, the CEO’s pension benefit was limited by the maximum benefit cap under the

Senior Plan. Subject to the above limitations, benefits under the Senior Plan will accrue at the rate of three percent for each year of service that a senior executive is eligible to participate in the Senior Plan. In all cases, benefits payable under the Senior Plan are reduced by (i) annual retirement benefits payable under the Tax Qualified Pension Plan, (ii) all qualified and non-qualified deferred compensation plans of previous and subsequent employers and (iii) 50% of the employee’s primary Social Security benefit. The Senior Plan also provides benefits to the executive’s surviving spouse generally equal to 50% of the executive’s benefits. The Compensation Committee may remove a participant from the Senior Plan for cause as provided in the Plan whether before or after payments under the Plan commence. The participant may elect to receive payment under the Senior Plan in a lump sum equivalent to the actuarial present value of the benefits as computed in accordance with this plan.

The Senior Plan provides that in the event of a change in control, we will pay each participant a lump-sum amount sufficient to purchase an annuity which (together with any monthly payment provided under trust arrangements or other annuities established or purchased by us to make payments under this plan) will provide the participant with the same monthly after-tax benefit as the participant would have received under this plan, based on benefits accrued up to the date of the change in control. The Executive Agreements between us and the named officers as described below provide that an executive officer who is less than age 55 at the time of a change in control will, for purposes of calculating the above lump-sum payment under the Senior Plan, be treated as if he or she had retired at age 55, with the lump-sum payment being calculated on the basis of service to the date of the change in control. In this way, our named officers under age 55 will be afforded the same type of protection in a Change in Control as those named officers age 55 and older.

The Executive Agreements (described below) also provide that for involuntary terminations (not for cause) the named officer would receive an additional 12 months of pension service credit. In the event of a “Change in Control” (as defined in the Executive Agreements and described under “Termination and Change in Control” of this Proxy Statement) followed by a termination as described below, we provide an additional 24 months of pension service credit. Other than these two instances, we do not have any arrangements or policies to grant the named officers additional pension service credit.

In October 2007, the Compensation Committee approved Management’s recommendation that non-bargaining employees hired on or after April 1, 2008 will not accrue pension benefits under the current defined benefit formula but rather participate in a new cash balance feature of the Pension Plan: a Personal Pension Account. Former employees who are rehired by us will also participate in the Personal Pension Account if they had less than 10 years of benefit service at the time of their termination of employment with us. This new pension arrangement does not affect any of the persons who served as named executives in 2008 as all such persons were employed prior to April 1, 2008.

Non-Qualified Deferred Compensation Table for Supplemental CEOP

(for fiscal year ended December 31, 2008)

Name(a)	Executive Contributions in Last FY ($)(1)(b)	Registrant Contributions in Last FY ($)(2)(c)	Aggregate Earnings in Last FY ($)(3)(d)	Aggregate Withdrawals or Distributions ($)(e)	Aggregate Balance at Last FY-End ($)(4)(f)
Michael E. Campbell	$52,501	$34,721	$(243,420)	$0	$1,031,562
Steven C. Giuliano	4,200	2,100	54	0	6,354
Hayes Anderson	10,900	9,115	(90,924)	0	256,920
Louis S. Massimo	26,101	18,863	(153,294)	0	473,303
Sarah A. O’Connor	11,701	9,572	(65,109)	0	194,604

(1)	Amount shown is included in the Salary column of the Summary Compensation Table for 2008.
(2)

Amount shown represents our basic match and performance match to the officer’s plan contributions to the Supplemental CEOP. The basic match is included in the All Other Compensation column of the Summary

Compensation Table for 2008 but the performance match included in this table is not shown in the Summary Compensation Table because it represents a match earned in 2007 and paid in 2008. The performance match for 2008 is included in the All Other Compensation column of the Summary Compensation Table.

(3)	Mr. Giuliano experienced aggregate earnings of $54 in 2008. The remaining named officers all experienced an aggregate loss in the market value of investment for 2008 as shown.
(4)	The table as shown above includes the following amounts that were included in the Summary Compensation Table for 2006, 2007 and 2008:

Name	Included in Summary Compensation Table For
	2006	2007	2008
M. E. Campbell	$80,907	$83,500	$72,022
S. C. Giuliano	0	0	6,300
H. Anderson	36,000	38,050	14,975
L. S. Massimo	60,901	69,329	35,851
S. A. O’Connor	38,550	40,600	15,993

All other amounts in the balance are not reflected in the Summary Compensation Table for 2008 as they represent contributions made prior to 2008 or past earnings. Contributions to and earnings in the plans are invested on a phantom basis in investment funds which fluctuate in value and may not total to the aggregate balance shown.

Non-Qualified Deferred Compensation Table for Employee Deferral Plan

(for fiscal year ended December 31, 2008)

Name(a)	Executive Contributions in Last FY ($)(1)(b)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings in Last FY ($)(2)(d)	Aggregate Withdrawals or Distributions ($)(e)	Aggregate Balance at Last FY-End ($)(f)
Michael E. Campbell	$17,000	$0	$(435)	$0	$16,565
Steven C. Giuliano	0	0	(3,600)	0	9,122
Hayes Anderson	23,100	0	(4,197)	0	18,903
Louis S. Massimo	36,401	0	(5,667)	0	30,734
Sarah A. O’Connor	23,800	0	(4,198)	0	19,602

(1)	Amount shown is included in the Salary column of the Summary Compensation Table for 2008. The Summary Compensation Table figures for 2006 and 2007 do not include any amounts for the Employee Deferral Plan as the named officers did not participate in the plan in those years.
(2)	The named officers all experienced an aggregate loss in the market value of investments for 2008 as shown.

We offer two non-qualified deferred compensation plans to upper level employees, including the named officers which allow participants to defer the receipt of and taxation on current income. We maintain a voluntary non-qualified deferred compensation plan known as the Employee Deferral Plan as well as an “excess benefit” plan, known as the Supplemental Contributing Employee Ownership Plan (“SCEOP”), which enables employees to defer salary and receive matching contributions in excess of Internal Revenue Code limits that apply to our CEOP, which is our tax-qualified 401(k) plan.

Under the Employee Deferral Plan, the named officers may voluntarily defer payment of salaries and incentive compensation (other than stock option compensation). Monies are deferred to a variety of phantom investment vehicles selected by the employee, including a Company Common Stock fund. These investment vehicles mirror and are similar to mutual funds generally available to the public or purchasers of variable annuities. Their value varies over time with the market performance of the investment vehicle. Obligations to the participants are unfunded; however, the Company has established a rabbi trust for this plan. In the event of the Company’s bankruptcy, individuals who make deferrals would be general creditors of the Company. At the time of the deferral election, a participant may elect to receive some or all of the deferred amounts and related earnings on January 1 or July 1 of a particular year as an in-service distribution. If an in-service distribution is not elected, distributions from the plan are paid in cash upon termination and in accordance with the participants most recent valid payment schedule election (lump sum or up to 20 annual installments).

Under the SCEOP, the named officers may elect to make the same deferral elections as they make in our CEOP (up to plan maximums for highly compensated employees). The matching formula for our CEOP, a qualified 401(k) plan, (50% match on the first six percent of salary) and any additional performance matching contributions based on EPS are mirrored in this excess benefit plan. The investment options available under this plan are on a phantom basis only and are identical to those offered under the CEOP. Investments fluctuate in value as market prices for the investments change. Participants may switch funds among their investment choices periodically. Although SCEOP is unfunded, the Company has established a rabbi trust for this plan. The named officers make a distribution election at the time of enrollment in the SCEOP, specifying a lump sum distribution upon termination or annual installment distribution (up to 15 annual installments).

Termination and Change in Control Payments

Each of the named officers has an Executive Agreement with the Company which provides that in the event of a covered termination of employment, the individual will receive a lump sum severance payment and certain other benefits as outlined below. In the event a covered termination occurs following a change in control, those payments and benefits are enhanced. If the executive elects to retire or otherwise voluntarily terminates his or her employment (other than in a covered termination situation described below), the executive is not entitled to any payments or benefits under the Executive Agreement.

A covered termination means (i) termination by the Company of the executive’s employment other than for cause, (ii) the Company determines that the executive is disabled, the executive retains disability status for 29 months thereafter and continues to receive disability payments under the Company’s disability plan during the 29-month period (the 29th month anniversary being the date of termination) and (iii) the voluntary termination by the executive because: (a) the Company reduces his or her base salary, (b) the Company fails to continue in all material respects the executive’s participation in its benefit plans both in terms of benefits provided and level of participation relative to other participants, (c) the Company requires the executive to relocate to an office that increases an executive’s daily commuting distance by more than 30 miles (other than a relocation prior to a change in control to the Company’s headquarters), (d) following a change in control, (1) the Company fails to substantially maintain its benefit plans (unless equivalent arrangements have been substituted) or (2) the executive’s duties, position or reporting responsibilities are materially diminished or (e) a willful and material breach of the Agreement by the Company. The executive will not be entitled to severance unless (1) the executive provides written notice to the Company that identifies the issue giving rise to severance within 90 days of the occurrence of the issue and outlines what actions the Company would need to complete to resolve (cure) the issue, (2) the Company does not cure the issue within 30 days of such notice and (3) the executive terminates employment within 45 days thereafter.

A change in control would occur if a person, entity or group of persons becomes, directly or indirectly, the “beneficial owner” of 20% or more of the then issued and outstanding voting stock of the Company; a change in the composition of the Board in any 24-month or shorter period such that “Continuity Directors” cease for any reason to constitute a majority of the Board; a merger or consolidation to which the Company or any of its subsidiaries is a party and after which the voting securities of the Company outstanding immediately prior to the transaction represents less than 50% of the voting securities in the surviving or combined entity; the sale by the Company of all or substantially all of the Company’s assets, other than a sale to an entity, at least 80% of the combined voting power of which is owned by shareholders of the Company in substantially the same proportions as their ownership in the Company immediately prior to such sale. Each agreement provides that upon a potential change in control, the individual agrees to remain in the Company’s employ for the earlier of (i) the date of change in control or (ii) six months after a potential change in control of the Company has occurred. A potential change in control occurs if (i) the Company has entered into an agreement which, if carried out, would result in a change in control; (ii) any person publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control; (iii) the Company learns that any person (excluding the Company’s employee benefit plan or related trust or a person who has only filed a Schedule 13G or 13F) has become the beneficial owner directly or indirectly of the Company’s stock representing 9.5% or more of the combined voting power of the Company’s stock; or (iv) the Board adopts a resolution to the effect that, for purposes of the Executive Agreement, a potential change in control has occurred.

The agreements also provide that the officers not solicit our customers or employees for a period of one year following termination.

The agreements have a three-year term and expire on December 31, 2011; provided if a change in control or potential change in control occurs, the agreements are extended until the later of (i) the end of a calendar year of the third anniversary of the potential change in control and (ii) the end of the calendar year of the third anniversary of the change in control.

Voluntary Termination or Retirement (Other than a Covered Termination)

The named officers would receive the following payments if they retired or otherwise voluntarily terminated their employment at December 31, 2008 (other than in a covered termination situation):

Voluntary Retirement/Termination Payments

Name(a)	Nonqualified Pension Plan (1)(b)	Performance Unit Payout (2)(c)	Total(3)(d)
Michael E. Campbell	$12,701,170	$2,452,248	$15,153,418
Steven C. Giuliano	0	207,856	207,856
Hayes Anderson	0	365,058	365,058
Louis S. Massimo	0	818,129	818,129
Sarah A. O’Connor	0	365,058	365,058

(1)	Figure represents the lump sum value of the non-qualified pension plan (Senior Plan) benefit using AAA Municipal Bond rates of 3.875% as of December 31, 2008. In addition to the non-qualified pension plan payment, Mr. Campbell will also be eligible to receive benefits under the Tax-Qualified Pension Plan under the same formula provided to all salaried, non-bargaining employees. The other named officers are not eligible at December 31, 2008 for lump sum payment under this plan because they have not yet reached age 55 as of such date.
(2)	Long Term Incentive Plan payout will occur if earned at the end of the performance cycle and approved by the Compensation Committee. If not so approved, the officers would forfeit the payment. The number of performance units will be prorated based on the length of time worked during the performance or retention cycle, as the case may be. The closing price of our Common Stock at December 31, 2008 ($26.07) (the last trading day of 2008) was used to calculate the value shown. Actual value at payout will depend on the stock price at or near the payout time.
(3)	This total excludes the amounts shown in column (f) of the Non-Qualified Deferred Compensation Tables which would also be payable upon termination of employment.

Covered Termination Prior to a Change in Control

For a covered termination prior to a change in control, the named officer would receive the following amounts in addition to those outlined above for a voluntary retirement or termination:

(a) Lump sum cash severance equal to one-year’s base pay;

(b) the greater of the current three-year average annual incentive compensation award or the standard (target) annual incentive compensation award;

(c) 12 months of active medical, dental and life insurance coverage and an additional 12 months of pension service credit; and

(d) $100,000 in cash in lieu of outplacement services.

The value of the additional amounts received in a covered termination at December 31, 2008 prior to a change in control would be as follows:

Name(a)	Cash Severance (1)(b)	Post- Termination Welfare Benefit Coverage (2)(c)	Outplacement Services (d)	Additional Pension (3)(e)	Total(f)
Michael E. Campbell	$1,600,000	$24,018	$100,000	$0	$1,724,018
Steven C. Giuliano	500,000	15,435	100,000	70,341	685,776
Hayes Anderson	530,000	17,568	100,000	55,193	702,761
Louis S. Massimo	950,000	19,741	100,000	266,852	1,336,593
Sarah A. O’Connor	540,000	12,707	100,000	88,423	741,130

(1)	If the executive did not receive the cash severance payment because he or she did not have an Executive Agreement, upon layoff, the executive would have been entitled to receive severance under our Employment Transition Benefit Plan which is available to all salaried employees. The amounts that would have been payable under the Employee Transition Plan are: for Mr. Campbell, $1,042,077; for Mr. Giuliano, $122,596; for Mr. Anderson, $366,490; for Mr. Massimo, $322,505; and for Ms. O’Connor, $277,891.
(2)	Represents employer-paid costs for (i) Total Life and Accidental Death and Dismemberment, (ii) Medical Insurance, and (iii) Dental Insurance for the duration of the 12-month severance period. All employer-paid costs were calculated using 2008 actual expenses without inflation adjustments.
(3)	Represents an additional lump sum payment under the Senior Executive Pension Plan reflecting the severance paid and an additional 12 months of pension service credit. The additional 12 months of pension service credit does not provide an additional benefit to Mr. Campbell who at December 31, 2008 reached the maximum pension benefit cap contained in the Senior Executive Pension Plan.

Covered Termination After a Change in Control

For a covered termination following a change in control, the named officer would receive the following amounts in addition to all those outlined above:

(a) Additional cash severance equal to two times the total amount paid as outlined in clause (a) and (b) above under “Covered Termination Prior to a Change in Control”;

(b) An additional 24 months of pension service credit coverage for the two-year period following termination;

(c) If the named officer is less than age 55 at the time of a change in control, a lump sum pension plan payout of their non-qualified pension plan is calculated based on an age 55 commencement of benefits and the plan’s early retirement factors at such age. (See Pension Benefits Table narrative for additional information regarding change in control provisions for individuals age 55 and older);

(d) An additional 24 months of employee life insurance coverage and until age 65, medical and dental coverage;

(e) Tax gross-up payment for “excess parachute payment” taxes triggered under U.S. tax law; and

(f) If the termination occurs after the first fiscal quarter of a year and, in lieu of any actual bonus for that year, a bonus prorated for the weeks worked in the year using the targeted bonus standard in effect for the year in which the change in control occurs.

If there were a covered termination at December 31, 2008 immediately after a change in control, the values of the additional amounts the executive would receive are as follows:

Name(a)	Additional Cash Severance and Bonus(1)(b)	Additional Post- Termination Welfare Benefit Coverage (2)(c)	Additional Pension (3)(d)	Additional Performance Unit Payout (4)(e)	Tax Gross-Up Payment (5)(f)	Total ($)(g)
Michael E. Campbell	$3,950,000	$50,071	$2,498,501	$1,935,333	$3,276,198	$11,710,103
Steven C. Giuliano	1,200,000	335,710	707,045	202,746	1,319,610	3,765,111
Hayes Anderson	1,260,000	214,817	2,227,939	302,334	1,927,670	5,932,760
Louis S. Massimo	2,330,000	186,636	3,584,704	704,359	3,228,456	10,034,155
Sarah A. O’Connor	1,280,000	141,010	2,073,918	302,334	1,745,792	5,543,054

Note: The actual bonus paid for 2008 is already included in columns (d) and (g) in the Summary Compensation Table. Column (e) above includes long term incentive compensation which reflects amounts also shown in column (g) of the Grant of Plan-Based Awards Table, column (d) of the Option Exercises and Stock Vested Table and column (g) of the Outstanding Equity Awards at Fiscal Year-End Table.

(1)	Figure for Additional Cash Severance is two times base salary and two times actual average bonus paid in the past three years or current year bonus target (whichever is greater). Figure also includes a bonus for 2008 at 100% of 2008 targeted bonus opportunity.
(2)	Represents additional 24 months of employee life insurance coverage and medical and dental coverage until the individual reaches age 65. All employer-paid costs were calculated using 2008 actual expenses without inflation adjustments.
(3)	The figures represent an additional payment to the named officer that is sufficient with the earlier pension payments shown in these Executive Severance tables which, after taxes, would permit the officer to purchase an annuity that would provide him or her with a pension under the Senior Executive Pension Plan, which pension calculation will include the severance paid and an additional 24 months of pension service credit under the Arch pension plans in addition to the pension credit received in a covered termination prior to a change in control. The additional 24 months of pension service credit does not provide an additional benefit to Mr. Campbell who at December 31, 2008 reached the maximum pension benefit cap contained in the Senior Executive Pension Plan. In the case of Mr. Campbell, who is over age 55, the annuity reflects the commencement of the pension at the officer’s current age and for the four named officers who are under age 55, such annuity reflects the commencement of the pension at age 55 and using the age 55 early retirement subsidy formula under the plan. The annuity purchase price reflects pricing at December 31, 2008.

IMPORTANT NOTE: Pursuant to SEC disclosure requirements, amounts shown in the Summary Compensation Table and Pension Benefit Table are constructed based upon the assumption that the executives will defer receipt of their pension until the plans’ earliest unreduced pension retirement age (age 62), where the amounts shown in the three tables shown above are higher based upon the assumption that the executives will immediately receive their retirement payments, if eligible.

(4)	Represents the difference between the performance units prorated based on time worked in the performance cycles as shown in the Voluntary Retirement/Termination Payments table and all performance units paid out immediately in the event of a change in control without proration. The closing price of our common stock at December 31, 2008 ($26.07), the last trading date of 2008, was used to calculate the value shown.
(5)	Parachute tax gross up assumes Medicare tax of 1.45%, Connecticut income tax of 5% (if a Connecticut resident), New York State income tax of 6.85% (if a New York resident), Federal income tax of 35%, and parachute excise tax rate of 20%.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Arch Chemicals, Inc. oversees the Company’s compensation program on behalf of the Board. Among the key compensation issues addressed by the Committee in 2008 were:

•	Establishment of 2008 Total Compensation Opportunity for named officers.

•	Approval of key 2008 strategic goals for CEO.

•	Approval of 2007 Incentive Plan payouts consistent with the Company’s business results.

•	Completion of a comprehensive review of peer companies and development of a revised list of comparator companies that will be used for compensation analyses purposes starting in 2009.

•	Recommendation of 2009 Directors compensation program to Board.

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Completion of a review of compensation and benefit plans, including the Company’s Executive Agreements, to insure that all plans were in compliance with recent legislative changes relating to Section 409A and Section 162(m) of the Internal Revenue Code and completion of a review of our plans in context of best practices endorsed by institutional shareholders and proxy advisory groups and made changes to the plans as applicable.

•	Recommendation of adoption of the 2009 Long Term Incentive Plan to the Board.

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Approval of changes to the 401(k) plan to adopt new safe harbor provisions provided under the Pension Protection Act, which permits employees to maximize their ability to save for retirement under the plan.

These decisions were taken consistent with the intent and processes described in the Compensation Discussion and Analysis (CD&A) set forth in this Proxy Statement.

The Compensation Committee has reviewed and discussed with Management the CD&A. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Proxy Statement to be filed in connection with the Company’s 2009 Annual Meeting of Shareholders.

Daniel S. Sanders, Chair

Richard E. Cavanagh

William H. Powell

February 26, 2009

ITEM 2—APPROVAL OF THE 2009 LONG TERM INCENTIVE PLAN

The Company’s 1999 Long Term Incentive Plan (“1999 LTIP”) expired in January 2009 and no further grants may be made under that plan. On January 28, 2009 the Board approved, subject to the approval of our shareholders, the Arch Chemicals, Inc. 2009 Long Term Incentive Plan (which we refer to as the 2009 Plan) as a plan to replace the 1999 LTIP. The purposes of the 2009 Plan would be to encourage selected salaried employees of the Company and its affiliates to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its affiliates to attract and retain qualified individuals.

Why are you asking the shareholders to approve this plan?

The Board has directed that the 2009 Plan be submitted for approval by the Company’s public shareholders in order to ensure that future compensation paid under awards made pursuant to the 2009 Plan will not be subject to the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally disallows a tax deduction to publicly traded companies for compensation in excess of $1,000,000 accrued with respect to a company’s chief executive officer or any of the four most highly compensated officers in addition to the chief executive officer employed by the company at the end of the applicable year. However, qualifying performance-based compensation will not be subject to the deduction limit if certain criteria are met. One of those criteria is that the plan under which such performance-based compensation is awarded be approved by the public shareholders of the Company.

In addition, NYSE rules require the 2009 Plan to be approved by the shareholders in order for the shares to be issued under the 2009 Plan to be listed on the NYSE.

What are the material features of this plan?

Set forth below is a brief description of certain salient provisions of the 2009 Plan. This description does not purport to be a complete summary of the 2009 Plan and is qualified in its entirety by the specific language of the 2009 Plan, a copy of which is attached to this proxy statement as Exhibit A. Additional copies are available without charge upon oral or written request of the Investor Relations Department, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856-5204 at (203) 229-3350.

Eligible Participants.    Any officer or employee of the Company or the Company’s affiliates would be eligible to participate in the 2009 Plan. Non-employee Directors are not eligible. Based on our past practice of granting equity-based awards, we currently expect that awards would be generally limited to approximately 35 of our employees. It is expected the named officers will be participants in the 2009 Plan.

Types of Awards.    The 2009 Plan would provide for the grant of options intended to qualify as incentive stock options under Section 422 of the Code (or ISOs); nonqualified stock options (or NSOs); stock appreciation rights (or SARs); restricted share awards, restricted stock units (or RSUs); performance compensation awards; performance units; cash incentive awards and other equity-based or equity-related awards.

Plan Administration.    The 2009 Plan would be administered by the Compensation Committee or such other committee designated by the Board of Directors to administer the 2009 Plan (the “Committee”). Subject to the terms of the 2009 Plan and applicable law, the Committee would have sole authority to administer the 2009 Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our Common Stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2009 Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2009 Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and (9) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2009 Plan.

Shares Available For Awards.    Subject to adjustment for changes in capitalization, the aggregate number of shares of our Common Stock that would be available for delivery pursuant to awards granted under the 2009 Plan would be equal to 1,500,000. On March 4, 2009, the closing price of our Common Stock in consolidated trading on the NYSE was $17.38 per share.

Subject to adjustment for changes in capitalization, (1) each share with respect to which an option or stock-settled SAR is granted under the 2009 Plan would reduce the aggregate number of shares that may be delivered under the 2009 Plan by one share, and (2) each share with respect to which any other award denominated in shares is granted under the 2009 Plan would reduce the aggregate number of shares that may be delivered under the 2009 Plan by 1.5 shares. Upon exercise of a stock-settled SAR, each share with respect to which such stock-settled SAR was exercised would be counted as one share against the aggregate number of shares available under the 2009 Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR. Of the shares of our Common Stock available for awards under the 2009 Plan, the maximum number of shares that would be permitted to be delivered pursuant to ISOs granted under the 2009 Plan would be 1,500,000.

If an award granted under the 2009 Plan were forfeited, or otherwise expired, terminated or were cancelled without the delivery of shares or were settled in cash, then the shares covered by such award would again be available to be delivered pursuant to awards under the 2009 Plan. However, shares that were surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award would not become available to be delivered pursuant to awards under the 2009 Plan.

Maximum Awards.    Subject to adjustment for changes in capitalization, the maximum number of shares of our Common Stock that would be available to be granted pursuant to awards to any participant in the 2009 Plan in any fiscal year would be 300,000. In the case of awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid pursuant to awards granted in any fiscal year to any participant would be equal to the per share fair market value (determined in accordance with the applicable award agreement) as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares which could be granted, as described above. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered pursuant to awards under the 2009 Plan, the value of which is not determined by reference to the fair market value of our shares, to any participant in any fiscal year would be $7,000,000.

Changes in Capitalization.    In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constituted an “equity restructuring” within the meaning of Statement of Financial Accounting Standards No. 123R affecting the shares of our Common Stock, the Committee would make adjustments and other substitutions to awards under the 2009 Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our Common Stock or other similar corporate transactions, the Committee in its discretion may make such adjustments and other substitutions to the 2009 Plan and awards under the 2009 Plan as it deemed appropriate or desirable.

Rollover Awards.    The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined, provided that in no event could any rollover awards be granted in a manner that would violate the prohibitions on repricing of options and SARs as set forth in the 2009 Plan. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of shares of our Common Stock available for awards under the 2009 Plan, except that awards issued in substitution for ISOs would reduce the number of shares of our Common Stock available for ISOs under the 2009 Plan.

Source of Shares.    Any shares of our Common Stock issued under the 2009 Plan would consist, in whole or in part, of authorized and unissued shares.

Stock Options.    The Committee would be permitted to grant both ISOs and NSOs under the 2009 Plan. The exercise price for options would not be less than the fair market value (as defined in the 2009 Plan) of Common Stock on the grant date. The Committee would not reprice any option granted under the 2009 Plan without the approval of our shareholders. All options granted under the 2009 Plan would be NSOs unless the applicable award agreement expressly stated that the option was intended to be an ISO. Under the proposed 2009 Plan, all ISOs and NSOs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Options would vest and become exercisable as set forth in the applicable award agreement. Provisions regarding the exercisability of options following termination of employment, other than as a result of death, would be as set forth in the applicable award agreement. In the event of a termination of a participant’s employment due to death, unvested options would immediately vest and all options held by the participant would remain exercisable for the remainder of the term of the options. Notwithstanding any provision in the 2009 Plan, in no event would an option be exercisable more than ten years after its grant date. The exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our Common Stock or through delivery of irrevocable instructions to a broker to sell our Common Stock otherwise deliverable upon the exercise of the option (provided that there was a public market for our Common Stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender was at least equal to such aggregate exercise price.

Stock Appreciation Rights.    The Committee would be permitted to grant SARs under the 2009 Plan. The exercise price for SARs would not be less than the fair market value (as defined in the 2009 Plan) of our Common Stock on the grant date. The Committee would not reprice any SAR granted under the 2009 Plan without the approval of our shareholders. Upon exercise of a SAR, the holder would receive cash, shares of our Common Stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our Common Stock on the date of exercise of the SAR over the exercise price of the SAR. Under the 2009 Plan, all SARs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the 2009 Plan and the applicable award agreement, the Committee would determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Provisions regarding the exercisability of SARs following termination of employment, other than as a result of death, would be as set forth in the applicable award agreement. Notwithstanding any provision in the 2009 Plan, in no event would a SAR be exercisable more than ten years after its grant date.

Restricted Shares and Restricted Stock Units.    Subject to the provisions of the 2009 Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares could be evidenced in such manner as the Committee would determine. An RSU would be granted with respect to one share of Common Stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in either cash, shares of our Common Stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a shareholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of our Common Stock, other securities, other awards or other property. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below with respect to

“Performance Compensation Awards” would be required to be satisfied in order for such restricted share or RSU to be granted or vest. In the event of termination of a participant’s employment due to death, unvested restricted shares and RSUs subject to time-based vesting restrictions would immediately vest.

Performance Units.    Subject to the provisions of the 2009 Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our Common Stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units on the settlement date or such other valuation formula set forth in the applicable award agreement. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who held performance units with dividends or dividend equivalents, payable in cash, shares of our Common Stock, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described with respect to “Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards.    Subject to the provisions of the 2009 Plan, the Committee would be permitted to grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below with respect to “Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards.    Subject to the provisions of the 2009 Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below with respect to “Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards.    The Committee would be permitted to designate any award granted under the 2009 Plan (other than options and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

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Recipients of Performance Compensation Awards. The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award had been earned for the performance period.

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Performance Criteria Applicable to Performance Compensation Awards. The performance criteria would be limited to the following: (1) return on equity, (2) total return to shareholders, (3) cumulative earnings per share growth, (4) cash flow, (5) earnings per share, (6) EBIT, (7) EBIT margins, (8) EBITDA, (9) EBITDA margins, (10) operating cash flow, (11) operating income, (12) operating margins, (13) working capital, (14) working capital as a percent of net sales, (15) return on net assets, (16) return on capital, (17) profit margin, (18) return on total assets, (19) free or excess cash flow, (20) free or excess cash flow per share, (21) sales growth, (22) sales per employee, (23) earnings per employee, (24) debt

(net debt) to capital, (25) net income, (26) net profit margin, (27) pre-tax profit, (28) pre-tax profit margin, (29) leverage ratio, and (30) interest coverage ratio. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

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Modification of Performance Goals. The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting us, any of our affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or our financial statements or the financial statements of any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

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Requirements to Receive Payment for 162(m) Awards. Except as otherwise permitted by Section 162(m) of the Code and in the discretion of the Committee, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•

Negative Discretion. The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained.

•

Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the 2009 Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•

Form of Payment. Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) would be payable in cash or in restricted stock, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any shares of restricted stock or restricted stock units would be subject to the terms of the 2009 Plan or any successor equity compensation plan and any applicable award agreement. The number of shares of restricted stock, RSUs or fully vested shares that is equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the 2009 Plan.    Subject to any applicable law or government regulation, to any requirement that must be satisfied if the 2009 Plan were intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE, the 2009 Plan would be permitted to be amended, modified or terminated by our Board of Directors without the approval of our shareholders, except that shareholder approval would be required for any amendment that would (1) increase the maximum number of shares of our Common Stock available for awards under the 2009 Plan or increase the maximum number of shares of our Common Stock that could be delivered pursuant to ISOs granted under the 2009 Plan or (2) change the class of employees eligible to participate in the 2009 Plan. No modification, amendment or termination of the 2009 Plan that was adverse to a participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2009 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in recognition of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of Control.    The 2009 Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of the Company (as defined in the 2009 Plan).

•	any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•	all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out at the “target” performance level; and

•

all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Additional Conditions to Enjoyment of Awards.    The Company would be permitted to cancel an award if at any time a participant is not in compliance with the award agreement or the 2009 Plan or if the participant engages in activity which, in the judgment of the Committee or a “senior officer” (i.e., the Company’s chief executive officer, president or any vice president, to the extent designated as a senior officer by the Committee) is or becomes competitive with the business of the Company, discloses confidential information about the Company to a third party or uses confidential information for activities other than Company business in violation with the participant’s agreement with the Company or otherwise breaches the participant’s agreement with the Company regarding inventions. In addition, the Company would be able to recover from a participant, who prior to or within six months after exercise, payment or delivery under an award engages in any of the actions for which an award may be cancelled, the amount of any gain realized or payment received pursuant to an award.

Transferability of Awards.    No award (other than restricted shares with respect to which all applicable restrictions imposed under the terms of the applicable award agreement have expired, lapsed, been waived or satisfied) or right thereunder would be assignable or transferable, other than (unless limited in the award agreement) by will and the laws of descent and distribution (or, in the case of an award of restricted securities, to the Company), except that an option would be transferable by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable award agreement; provided, however, that, if so determined by the Committee, a participant would be able, in the manner established by the Committee, to designate a beneficiary or beneficiaries with respect to any award to exercise the rights of the participant, and to receive any property distributable, upon the death of the participant. Each award, and each right under any award, would be exercisable, during the participant’s lifetime, only by the participant or, if permissible under applicable law by the participant’s guardian or legal representative unless it has been transferred to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it would be exercisable only by such transferee. A holder’s “immediate family” means the holder’s spouse, children and grandchildren. In no event could any award be transferred to any third party in exchange for value unless such transfer was specifically approved by our shareholders. No award (other than restricted shares with respect to which all applicable restrictions imposed under the terms of the applicable award agreement have expired, lapsed, been waived or satisfied), and no right under any such award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company would be void and unenforceable against the Company or any affiliate.

Term of the 2009 Plan.    No award would be permitted to be granted under the 2009 Plan after the tenth anniversary of the date the 2009 Plan was approved by our shareholders.

What are the tax consequences associated with awards granted under the plan?

The following summary describes the federal income tax treatment associated with awards awarded under the 2009 Plan. The summary is based on the law as in effect on February 8, 2009. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (1) the per-share fair market value of a share on the exercise date minus the exercise price at the time of grant multiplied by (2) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (1) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (2) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options.    An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (1) the per-share fair market value of a share on the exercise date minus the exercise price at the time of grant multiplied by (2) the number of shares with respect to which the option is being exercised. This taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Stock Appreciation Rights.    No income will generally be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally recognize taxable compensation equal to (1) the per-share fair market value of a share on the exercise date minus the exercise price of the SAR multiplied by (2) the number of shares with respect to which the SAR is being exercised. This taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company.

Restricted Shares.    No income will generally be recognized by a participant in connection with the grant of a restricted share. The participant will generally recognize taxable income on the fair market value of a share on the date that the restricted share is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Vesting Date”), reduced by the amount, if any, paid by the participant for the restricted share. This taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company.

Restricted Stock Units.    No income will generally be recognized by a participant in connection with the grant of an RSU. The participant will generally recognize taxable income on the fair market value of a share on the date that the participant’s rights with respect to the RSU become vested. This taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company.

Performance Units and Cash Incentive Awards.    No income will generally be recognized by a participant in connection with the grant of a performance unit or cash incentive award. The participant will generally recognize taxable income upon settlement of a performance unit or cash incentive award in an amount equal to the amount of any cash, and the fair market value of any nonrestricted shares, actually or constructively received. This taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company.

Section 162(m).    Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit. Stock options and other awards that would be awarded under the 2009 Plan are generally intended to be eligible for this performance-based exception.

Section 409A.  Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of an amount equal to 20% of the deferred amount, and a possible interest charge. Stock options and SARs granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs granted under the 2009 Plan are intended to be eligible for this exception. Similarly, awards such as RSUs, performance units and cash incentive awards paid to participants within a short period after vesting will not give rise to “deferred compensation” for purposes of Section 409A.

Equity Compensation Plan Information as of December 31, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	322,631	$19.46	634,586
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	322,631	$19.46	634,586

(1)	211,772 of the shares shown relate to various outstanding deferrals of awards or compensation in the form of phantom shares payable in shares of the Company’s common stock at the end of the deferral period. 422,814 of the shares shown may be issued in connection with future grants of stock-based awards and future deferrals of compensation to stock accounts. Shares remaining available at December 31, 2008 for future issuance by plan are: 577,979 under the 1999 Long Term Incentive Plan, 39,536 under the 1999 Stock Plan for Non-Employee Directors and 17,071 under the Employee Deferral Plan.

What vote is required to approve the 2009 Plan?

The approval of the 2009 Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal; provided that the total vote cast on the proposal represents over 50% of the number of shares entitled to vote on the proposal.

Under applicable NYSE requirements, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the 2009 Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes cast on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the 2009 Plan, provided that the total vote cast on this proposal represents over 50% of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the 2009 Plan.

The Board of Directors recommends a vote FOR the approval of the 2009 Long Term Incentive Plan.

ITEM 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP (“KPMG”) was appointed as independent registered public accounting firm of the Company for the year 2009. The firm was selected by the Audit Committee of the Board.

Why are you asking for the shareholders to ratify the independent registered public accounting firm?

The submission of this matter to shareholders at the Annual Meeting is not required by law or by our Bylaws. The Board is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board intends to reconsider its appointment of KPMG. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

What were KPMG audit fees in 2007 and 2008?

The aggregate fees billed to the Company for professional accounting services, including the audit of the Company’s annual financial statements by KPMG for the fiscal years ended December 31, 2007 and December 31, 2008 (based on fees billed to the Company through the date of this Proxy Statement) are set forth in the table below.

	2007	2008
	(in thousands)
Audit Fees	$3,917	$4,282
Audit-Related Fees	235	241
Tax Fees	31	161

Subtotal	4,183	4,684
All Other Fees	17	0

Total Fees	$4,200	$4,684

For purposes of the preceding table, the professional fees are classified as follows:

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Audit Fees – These are fees for professional services performed for the audit of the Company’s and certain of its subsidiaries’ annual financial statements and review of financial statements included in its Form 10-Q filings, services that are normally provided by its independent accountants in connection with statutory and regulatory filings or engagements, including Sarbanes-Oxley Act Section 404 audits, and services that generally only its independent accountants reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. Included in this category for KPMG are fees incurred for audits of the financial statements of certain of our subsidiaries performed in connection with acquisitions or dispositions of such subsidiaries, or in compliance with such subsidiaries’ independent legal reporting obligations.

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Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by the Company’s independent accountants. More specifically, these include: employee benefit plan audits; due diligence related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards.

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Tax Fees – These are fees for all professional services performed by professional staff in KPMG’s independent accountant’s tax division except those services related to the audit of the Company’s financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities.

•	All Other Fees – These are fees for other permissible work performed that do not meet the above category descriptions.

SEC rules require the Company’s Audit Committee to pre-approve all auditing and permissible non-auditing services provided by the Company’s independent registered public accounting firm (with certain limited exceptions). All of the services performed by KPMG described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were in 2007 and 2008 approved in accordance with the Company’s pre-approval policy described below.

The percentage of services in each category above (other than audit services) that were rendered pursuant to the de minimus safe harbor exception to the pre-approval requirements are as follows: Audit-Related Fees (0%), Tax Fees (0%) and All Other Fees (0%).

Pre-approval Policies and Provisions

The Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm. Pursuant to the policy adopted by the Audit Committee in 2003, the Audit Committee pre-approves all auditing and permissible non-auditing services provided by our independent accounting firm. The approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the Company’s independent accounting firm or on an individual basis. The Audit Committee has pre-approved certain specific non-auditing services provided they are below a certain dollar threshold and provided such specific services are subsequently presented to the Audit Committee. For all other non-audit services not so pre-approved, the Audit Committee has delegated to each Audit Committee member the authority to approve such services but that decision must be presented to the full Audit Committee at its next regularly scheduled meeting. The Company’s independent accounting firm may not be retained to perform the non-auditing services specified in Section 10A(g) of the Exchange Act.

What vote is required to ratify the independent registered public accounting firm?

The ratification of the appointment of independent registered public accounting firm for 2009 requires that the votes cast FOR the ratification exceed the votes cast against such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast and will not affect the outcome of the vote on this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2009.

MISCELLANEOUS

Who will pay for this solicitation of proxies?

The Company will pay the entire expense of this solicitation of proxies.

Georgeson Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and facsimile and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson Inc. a fee of $10,450 for its services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, proxies may be solicited by personal interview, telephone, facsimile, mail and telegram by directors, officers and employees of the Company.

When must a shareholder submit a proposal for the next annual meeting?

Shareholders who intend to present proposals for consideration at the 2010 Annual Meeting of Shareholders and who wish to have their proposals included in the Company’s proxy statement and proxy card for that meeting must be certain that their proposals are received by the Company at its principal executive offices on or before November 16, 2009. Proposals should be sent to the Corporate Secretary, Arch Chemicals, Inc., 501 Merritt 7, Norwalk, Connecticut 06851. All proposals must also comply with the applicable requirements of the Federal securities laws in order to be included in the Company’s proxy statement and proxy card for the 2010 Annual Meeting. In addition, in order for any shareholder proposal to be presented during next year’s annual meeting, written notice must be received by the Company at its headquarters no earlier than November 16, 2009 and no later than December 16, 2009 as provided in the Company’s Bylaws, and shall contain such information as required under such Bylaws. The Bylaw requirements are separate and apart from and in addition to the SEC’s requirements that a shareholder must satisfy to have a shareholder proposal included in the Company’s proxy statement under SEC Rule 14a-8. You may contact the Company’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals, including nominations for directors.

By order of the Board of Directors,

SARAH A. O’CONNOR

            Secretary

Dated: March 16, 2009

Exhibit A

ARCH CHEMICALS, INC.

2009 LONG TERM INCENTIVE PLAN

1.	Purpose

The purposes of the Arch Chemicals, Inc. 2009 Long Term Incentive Plan (the “Plan”) are to encourage selected salaried employees of Arch Chemicals, Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals.

2.	Definitions

As used herein, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company.

(b)	“Award” means any award that is permitted under Section 6 and granted under the Plan.

(c)	“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cash Incentive Award” means an Award (i) that is granted pursuant to Section 6(g), (ii) that is settled in cash and (iii) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

(f)	“Change of Control” shall (i) have the meaning set forth in an Award Agreement or (ii) if there is no definition set forth in an Award Agreement, mean the first of the following events to occur:

(A)	there is consummated a merger or consolidation to which the Company or any Subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(B)	direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, as amended) of securities of the Company representing in the aggregate 20% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its Subsidiaries, (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (A) above, does not constitute a Change of Control;

(C)	there is consummated a transaction for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

(D)	the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(E)	the occurrence within any 24-month or shorter period of a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this subparagraph, “Continuity Directors” means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(h)	“Committee” means the Compensation Committee or such other committee designated by the Board to administer the Plan.

(i)	“Company” means Arch Chemicals, Inc., a corporation organized under the laws of the Commonwealth of Virginia, together with any successor thereto.

(j)	“Disability” means disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(l)	“Exercise Price” means (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

(m)	“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (A) the average of the high and low quoted sales price of a Share (1) as reported by the NYSE for such date or (2) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (1) and (2), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (B) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

(n)	“Incentive Stock Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

2

(o)	“Independent Director” means a member of the Board (i) who is neither an employee of the Company nor an employee of any Affiliate, and (ii) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

(p)	“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

(q)	“NYSE” means the New York Stock Exchange.

(r)	“Nonqualified Stock Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is not an Incentive Stock Option.

(s)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

(t)	“Participant” means any officer or employee of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Rollover Award pursuant to Section 4(c).

(u)	“Performance Compensation Award” means an Award (other than an Option or SAR) that (i) is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (ii) is designated as a Performance Compensation Award by the Committee and (iii) is granted to a Participant pursuant to Section 6(e) of the Plan.

(v)	“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

(w)	“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

(x)	“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(y)	“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

(z)	“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

(aa)	“Person” means a “person” as such term is used in Section 13(d) of the Exchange Act.

(bb)	“Plan” shall have the meaning specified in Section 1.

(cc)	“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(dd)	“Rollover Awards” shall have the meaning specified in Section 4(c).

(ee)	“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

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(ff)	“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(gg)	“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

(hh)	“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(ii)	“Senior Officer” means the Company’s Chief Executive Officer, President or any Vice President, in each case to the extent designated as a Senior Officer by the Committee.

(jj)	“Shares” means shares of common stock of the Company, par value $1.00 per share, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

(kk)	“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

(ll)	“Termination of Employment” means a termination of an employee’s active employment with the Company and any of its Affiliates for any reason; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

(mm)	“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3.	Administration

(a)	Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to satisfy the requirements set forth in clause (i) or (ii) of the immediately preceding sentence.

(b)

Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash,

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Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan; provided, however, that in no event may any Award be amended or any replacement Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b), and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d)	Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)	Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more Senior Officers of the Company the authority to make any decision or determination required to be made under Section 9(b) or Section 10 with respect to any officer or employee of the Company (other than any such officer who is or is expected to be subject to Section 16 of the Exchange Act).

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4.	Shares Available for Awards; Cash Payable Pursuant to Awards

(a)	Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 1,500,000. The maximum aggregate number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 1,500,000. Subject to adjustment as provided in Section 4(b), (A) each Share with respect to which an Option or stock-settled SAR is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one and (B) each Share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.5. Upon exercise of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR. If, after the effective date of the Plan, any Award granted under the Plan (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued hereunder for purposes of reducing the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan. Notwithstanding the foregoing, no Shares that are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award shall again become available to be delivered pursuant to Awards under the Plan. Subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 300,000 (each such Share counting as one Share for purposes of this clause (A)), and (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted in any fiscal year of the Company to any Participant shall be equal to the per Share Fair Market Value (determined in accordance with the applicable Award Agreement) as of the relevant vesting, payment, or settlement date multiplied by the number of Shares described in the preceding clause (A). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $7 million.

(b)	Adjustments for Changes in Capitalization and Similar Events.

(i)	In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Statement of Financial Accounting Standards No. 123R with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii)	In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of

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warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)	Rollover Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Rollover Awards”); provided, however, that in no event may any Rollover Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b). The number of Shares underlying any Rollover Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5.	Eligibility

Any officer or employee of the Company or any of its Affiliates shall be eligible to be designated a Participant.

6.	Awards

(a)

Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Compensation Awards, (vi) Performance Units, (vii) Cash Incentive Awards, and (viii) other equity-based or equity-related Awards that the Committee

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determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b)	Options.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii)	Exercise Price. The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the Option is granted; provided, however, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)	Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The maximum aggregate Fair Market Value (determined on the date of grant) of the Shares in respect of which an Incentive Option held by a Participant may become vested and exercisable during any calendar year shall not exceed $100,000. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable. In the event of a Participant’s Termination of Employment due to death, the terms of Section 9(a) shall apply with respect to such Participant’s outstanding Options.

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(iv)	Payment.

(A)	No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 11(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price or (3) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, as of the date of such tender is at least equal to such aggregate Exercise Price.

(B)	Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v)	Expiration. Provisions relating to exercisability of Options following Termination of Employment will be determined pursuant to Section 9 or as set forth in the applicable Award Agreement. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c)	SARs.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii)	Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the SAR is granted. SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)	Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. In the event of a Participant’s Termination of Employment due to death, the terms of Section 9(a) shall apply with respect to such Participant’s outstanding SARs.

(iv)	Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

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(d)	Restricted Shares and RSUs.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii)	Issuance of Restricted Shares. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii)	Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse. In the event of a Participant’s Termination of Employment due to death, the terms of Section 9(a) shall apply with respect to such Participant’s outstanding Restricted Shares and RSUs.

(e)	Performance Compensation Awards.

(i)	General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii)	Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii)

Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the

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kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv)	Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) return on equity, (B) total return to shareholders, (C) cumulative earnings per share growth, (D) cash flow, (E) earnings per share, (F) EBIT, (G) EBIT Margins, (H) EBITDA, (I) EBITDA margins, (J) operating cash flow, (K) operating income, (L) operating margins, (M) working capital, (N) working capital as a percent of net sales, (O) return on net assets, (P) return on capital, (Q) profit margin, (R) return on total assets, (S) free or excess cash flow, (T) free or excess cash flow per share, (U) sales growth, (V) sales per employee, (W) earnings per employee, (X) debt (net debt) to capital, (Y) net income, (Z) net profit margin, (AA) pre-tax profit, (BB) pre-tax profit margin, (CC) leverage ratio, and (DD) interest coverage ratio. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v)	Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi)	Payment of Performance Compensation Awards.

(A)

Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period

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for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)	Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C)	Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D)	Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(E)	Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F)	Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f)	Performance Units.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii)	Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

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(iii)	Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv)	Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units on the settlement date or such other valuation formula set forth in the applicable Award Agreement. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g)	Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h)	Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i)	Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) payment directly to the Participant, (B) withholding of such amounts by the Company subject to vesting of the Award or (C) reinvestment in additional Shares, Restricted Shares or other Awards.

7.	Amendment and Termination

(a)

Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code, and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her

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transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation, or action is approved by the Company’s stockholders, it being understood that an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8(a) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c)	Adjustment of Awards In Connection With Regulatory Changes. Subject to Section 6(e)(v) and the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

8.	Change of Control

(a)	Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, (i) all outstanding Options or SARs then held by Participants that are subject to vesting based solely on the Participant’s continued employment and are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards and other Awards subject to performance-based vesting criteria shall be paid out at the “target” performance level and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards and other Awards subject to performance-based vesting criteria) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

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(b)	Notwithstanding any provision of Section 8(a), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change of Control, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change in Control to the extent provided in Section 11(a); provided that, in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

9.	Effect of Termination of Employment

(a)	Termination of Employment Due to Death. In the event of a Participant’s Termination of Employment by reason of death (i) all outstanding Options then held by the Participant shall become immediately vested and exercisable in full and shall remain exercisable for the remainder of the term of the Options, (ii) all outstanding Restricted Shares and RSUs then held by the Participant that are subject to vesting based solely on the Participant’s continued employment shall become fully vested and (iii) all outstanding Awards then held by the Participant that are subject to performance-based vesting criteria will become fully vested at the “target” performance level.

(b)	Termination of Employment for Reasons Other than Death. In the event of a Participant’s Termination of Employment for any reason other than death, or if a Participant is employed by an Affiliate of the Company and the entity ceases to be an Affiliate of the Company (unless the Participant continues in the employ of the Company or another Affiliate), the Committee shall determine, in its sole and plenary discretion, the treatment of any outstanding Awards held by the Participant. In no event may the Committee exercise its discretionary authority pursuant to this Section 9(b) in a manner that would result in Awards held by a Participant who is a “covered employee” under Section 162(m) of the Code ceasing to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

10.	Additional Conditions to Enjoyment of Awards.

(a)	The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

(i)	A Participant shall not render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Committee or, if delegated by the Committee to a Senior Officer, in the judgment of such Senior Officer, is or becomes competitive with the Company or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Affiliate. Such judgment shall be based on the Participant’s positions and responsibilities while employed by the Company or an Affiliate, the Participant’s post employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or an Affiliate and the other organization or business, the effect on customers, suppliers and competitors of the Participant’s assuming the post employment position, the guidelines established in the then current edition of the Company’s Standards of Ethical Business Practices, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

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(ii)	A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any secret or confidential information, knowledge or data, relating to the business of the Company or an Affiliate in violation of his or her agreement with the Company or the Affiliate.

(iii)	A Participant, pursuant to his or her agreement with the Company or an Affiliate, shall disclose promptly and assign to the Company or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or the Affiliate and shall do anything reasonably necessary to enable the Company or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(b)	Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 10 are met.

(c)	Failure to comply with the conditions of this Section 10 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)	Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e)	Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employee agreement or any other agreement with the Company.

11.	General Provisions

(a)

Nontransferability. No Award (other than Restricted Shares with respect to which all applicable restrictions imposed under the terms of the applicable Award Agreement have expired, lapsed, been waived or satisfied, for purposes of this Section 11(a), “Released Securities”) or right thereunder shall be assignable or transferable by a Participant, other than (unless limited in the Award Agreement) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company), except that an Option may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law by the Participant’s guardian or legal representative unless it has been transferred to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee. For the purposes of this provision, a holder’s “immediate family” shall mean the holder’s spouse, children and grandchildren. Notwithstanding the foregoing, in no event shall any Incentive Stock Options granted under the Plan be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and may any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s stockholders. All terms and

16

conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

(b)	No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c)	Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)	Withholding.

(i)	Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, securities or Awards other than Shares or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(e)	Section 409A.

(i)	It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii)	No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)

If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), (A) such Participant shall be a “specified employee” (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined from time to time

17

by the Committee, in its sole discretion, or as otherwise provided in any applicable individual agreement between the Company and the relevant Participant.

(iv)	Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f)	Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(g)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an officer or employee of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)	No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Connecticut, without giving effect to the conflict of laws provisions thereof.

(k)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)

Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or

18

beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether (i) any fractional Shares shall be rounded up to the next whole number of Shares, (ii) cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or (iii) such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o)	Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(p)	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(q)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.	Term of the Plan

(a)	Effective Date. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders.

(b)	Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders under Section 12(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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PRINTED ON RECYCLED PAPER

☒	Votes must be indicated (x) in Black or Blue ink.	The Board of Directors recommends a vote “FOR” all nominees and “FOR” the proposals below.
		Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHELD FOR ALL	FOR ALL WITH EXCEPTIONS*			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: (Mark one box)	☐	☐	☐	2.	Approval of the Arch Chemicals, Inc. 2009 Long Term Incentive Plan.	☐	☐	☐

	01 William H. Powell 02 Daniel S. Sanders 03 Janice J. Teal				3.	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name on the following blank line.)					This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” Proposals 2 and 3.

	*Exceptions					If you plan to attend the meeting, please mark this box.			☐

	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature		Date

Signature(s) of stockholder should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

æ  FOLD AND DETACH HERE  æ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 5 PM (9 AM for shares held in the CEOP)

Eastern Time the day prior to annual meeting day.

Arch Chemicals, Inc.	INTERNET http://www.eproxy.com/arj Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 30, 2009:

The Proxy Statement and Annual Report to Shareholders are available at http://www.archchemicals.com/proxy

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Arch Chemicals, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

of Arch Chemicals, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Michael E. Campbell, Richard E. Cavanagh and David Lilley, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Arch Chemicals, Inc. owned of record by the undersigned, and (ii) directs JPMorgan Chase Bank, Trustee under Arch Chemicals, Inc. Contributing Employee Ownership Plan (CEOP) to vote in person or by proxy all shares of Common Stock of Arch Chemicals, Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, in each case of clause (i) and (ii), on all matters which may come before the 2009 Annual Meeting of Shareholders to be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut, on April 30, 2009, at 10:15 a.m., local time, and any adjournments or postponements thereof. The proxies will vote using the directions on the reverse side of this card. If no direction is provided, this proxy will be voted as recommended by the Board of Directors. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2009 Annual Meeting of Shareholders and any adjournments or postponements thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

æ  FOLD AND DETACH HERE  æ

Directions to The Dolce Norwalk Center

via the New England Thruway/Connecticut Turnpike or Merritt Parkway

New England Thruway/Interstate 95/

Connecticut Turnpike – Exit 13

From New York

1. Turn right onto the Boston Post Road/Connecticut Avenue (U.S. 1).

2. Proceed .3 mile to Richards Avenue.

3. At the traffic light turn left onto Richards Avenue and continue 1.5 miles to Fillow Street.

4. At stop sign turn left onto Fillow Street, driving .2 mile to stop sign at Weed Avenue.

5. Turn right onto Weed Avenue, continue .3 mile to entrance of The Dolce Norwalk Center.

6. The entrance is on the right side of Weed Avenue.

From New Haven – Exit 13

1. Turn right onto the Boston Post Road/Connecticut Avenue (U.S. 1) .

2. Proceed .5 mile to Richards Avenue.

3. Follow directions 3-6 above.

Hutchinson River Parkway/

Merritt Parkway – Exit 38

From New York

1. Turn right onto New Canaan Avenue/Route 123 and almost immediately, at traffic light turn left onto Nursery Street.

2. Continue on Nursery Street for .8 mile, bearing right, until it ends at Marvin Ridge Road.

3. Turn left onto Marvin Ridge Road, which becomes Weed Avenue.

4. Drive for .7 mile to the entrance of The Dolce Norwalk Center.

5. The entrance is on the left side of Weed Avenue.

From New Haven – Exit 38

1. Turn right onto New Canaan Avenue/Route 123.

2. Proceed .2 mile to traffic light and take right onto Nursery Street.

3. Follow directions 2-5 above.

ADMISSION TICKET

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side or to use our telephone or

Internet voting system.

(Bring this admission ticket with you if attending the meeting)

FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE SIDE